UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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BB&T Corporation

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BB&T CORPORATION

March 19, 2003

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BB&T Corporation scheduled for 10:30 A.M. on Tuesday, April 22, 2003 at the Galt House Hotel, Fourth Street at River, Louisville, Kentucky. The matters scheduled for consideration at the meeting are described in detail in the Notice of Annual Meeting of Shareholders and Proxy Statement. In order to be sure your shares are voted at the meeting if you cannot attend, please complete, sign and return the enclosed proxy card or vote by using the telephone or the Internet as soon as possible.

In compliance with applicable regulations, the Corporation’s financial statements and other required disclosures are presented in its 2002 Annual Report on Form 10-K, a copy of which follows the Proxy Statement, and which reflects the Corporation’s financial condition on December 31, 2002.

Also included in the package is a Summary 2002 Annual Review which contains additional information about the Corporation, including a financial summary, our letter to shareholders and selected financial data. We believe that this Summary 2002 Annual Review provides our shareholders, the investment community, and the public with financial and other corporate information in an understandable and useful manner.

We trust that this presentation will satisfy your informational needs, and, at the same time, provide you with a better understanding of both the financial history and strategic direction of BB&T Corporation.

Sincerely,

John A. Allison IV

Chairman and Chief Executive Officer

BB&T CORPORATION

200 West Second Street

Winston-Salem, North Carolina 27101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 22, 2003

TO THE SHAREHOLDERS OF

BB&T CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of BB&T Corporation (“Corporation” or “BB&T”) will be held on Tuesday, April 22, 2003 at 10:30 A.M. local time, at the Galt House Hotel, Fourth Street at River, Louisville, Kentucky, for the following purposes:

(1)	To elect six Directors for three-year terms expiring in 2006.

(2)	To approve amendments to the Corporation’s 1995 Omnibus Stock Incentive Plan to authorize additional shares for issuance under the Plan.

(3)	To ratify the reappointment of PricewaterhouseCoopers LLP as the Corporation’s independent auditors for 2003.

(4)	To transact such other business as may properly come before the meeting.

Pursuant to the provisions of the North Carolina Business Corporation Act, March 3, 2003 has been fixed as the record date for the determination of holders of Common Stock entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof. Accordingly, only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. It is important that your shares of the Corporation’s Common Stock be represented at this meeting in order that the presence of a quorum may be assured.

A copy of the Annual Report on Form 10-K, containing the financial statements of the Corporation for the year ended December 31, 2002, is enclosed.

By Order of the Board of Directors

Jerone C. Herring

Secretary

March 19, 2003

Even if you plan to attend the meeting in person, please date and sign the enclosed proxy and mail it promptly. If you attend the meeting, you may revoke your proxy and vote your shares in person. A postage-paid, return-addressed envelope is enclosed. Alternative voting methods using the Internet and telephone are also available and are described in the Proxy Statement.

BB&T CORPORATION

200 West Second Street

Winston-Salem, North Carolina 27101

PROXY STATEMENT

The enclosed proxy, for use at the Annual Meeting of Shareholders to be held April 22, 2003, at 10:30 A.M. local time, and any adjournment thereof (“Annual Meeting”), is solicited on behalf of the Board of Directors of BB&T Corporation (“Corporation” or “BB&T”). The approximate date this proxy material is first being sent to shareholders is March 19, 2003. Such solicitation is being made by mail and may also be made in person or by fax, Internet or telephone by officers or employees of the Corporation or its subsidiaries. All expenses incurred in such solicitation will be paid by the Corporation or its subsidiaries. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Corporation will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners. The Corporation has engaged Morrow & Co. to assist in proxy solicitation for an estimated fee of $8,000, plus out-of-pocket expenses.

The accompanying proxy is for use at the meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. Shares may be voted by completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the Internet or using a toll-free telephone number. Please refer to the proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available. Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m., Eastern Daylight Time, on April 21, 2003. Specific instructions to be followed by any shareholder interested in voting via the Internet or telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. In the event that the proxy does not reference Internet or telephone information because you are not the registered owner of the shares, please complete and return the paper proxy card in the self-addressed, postage-paid envelope provided. The proxy may be revoked by the shareholder at any time before it is exercised by filing with the Secretary of the Corporation an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone) or by attending the meeting and electing to vote in person.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you are a shareholder of record and choose to attend the meeting, please be prepared to present proof of identification for entrance to the meeting. If you hold your shares in street name and plan to attend the meeting, please be prepared to present a recent proxy or letter validating your ownership of the shares from your bank, broker or other nominee that holds your shares and proof of identification for entrance to the meeting.

All shares of the Corporation’s Common Stock (“Common Stock” or “BB&T Common Stock”) represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of: (i) electing six Directors for three-year terms expiring in 2006 (ii) approving amendments to the Corporation’s 1995 Omnibus Stock Incentive Plan (“Stock Plan”) to authorize additional shares for issuance under the Plan, and (iii) ratifying the reappointment of PricewaterhouseCoopers LLP as the Corporation’s independent auditors for 2003. If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

Voting Securities Outstanding

Pursuant to the provisions of the North Carolina Business Corporation Act, March 3, 2003 has been fixed as the record date for the determination of holders of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of the Corporation’s Common Stock issued and outstanding on March 3, 2003 is entitled to one vote on all proposals at the meeting, except that shares held in a fiduciary capacity by Branch Banking and Trust Company (“Branch Bank”), Branch Banking and Trust Company of South Carolina (“Branch Bank-SC”), Branch Banking and Trust Company of Virginia (“Branch Bank-VA”), and certain other BB&T bank subsidiaries may only be voted in accordance with the instruments creating the fiduciary capacity. Branch Bank, Branch Bank-SC and Branch Bank-VA are collectively referred to herein as the “BB&T Bank Subsidiaries”. Holders of shares of Common Stock vote together as a voting group on all proposals. As of the close of business on March 3, 2003, there were 470,083,434 shares of Common Stock of the Corporation outstanding and entitled to vote.

The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date constitutes a quorum for purposes of conducting business at the Annual Meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions and shares which are withheld as to voting with respect to one or more of the nominees for Director will be counted in determining the existence of a quorum.

SECURITY OWNERSHIP

The table below sets forth the beneficial ownership of BB&T Common Stock by all Directors and nominees, all named Executive Officers of BB&T (See “Summary Compensation Table”) and all Directors and Executive Officers of BB&T as a group as of March 3, 2003. Unless otherwise indicated, all persons listed below have sole voting and investment power over all shares beneficially owned. No shareholder is known to BB&T to be the beneficial owner of more than 5% of the outstanding BB&T Common Stock as of March 3, 2003.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner/Number of Persons in Group	Common Shares Beneficially Owned(1)	Common Shares Subject to a Right to Acquire(2)	Percent of Common Stock
John A. Allison IV	351,939	916,198	*
Nelle Ratrie Chilton	84,126	0	*
Alfred E. Cleveland(3)	58,748	17,408	*
Ronald E. Deal	51,650	58,260	*
Tom D. Efird	76,994	38,631	*
Paul S. Goldsmith	240,173	14,916	*
L. Vincent Hackley	2,596	49,486	*
Jane P. Helm	2,225	15,931	*
Richard Janeway, M.D.	37,299	59,197	*
J. Ernest Lathem, M.D.	337,190	17,032	*
James H. Maynard	369,973	48,015	*
Albert O. McCauley	48,811	50,332	*
J. Holmes Morrison	44,386	84,292	*
Richard L. Player, Jr.	30,575	28,920	*
Nido R. Qubein	123,674	58,056	*
E. Rhone Sasser	307,563	2,288	*
Jack E. Shaw	826,861	26,102	*
W. Kendall Chalk	112,614	216,281	*
Robert E. Greene	37,277	152,006	*
Kelly S. King	143,495	333,464	*
Scott E. Reed	156,201	227,556	*
Henry G. Williamson, Jr.	147,614	534,270	*
Directors and Executive Officers as a group (24 persons)	3,688,385	3,134,899	1.44%

*	Less than 1%.
(1)	As reported to BB&T by the Directors, nominees and Executive Officers, including shares held by spouses, minor children, affiliated companies, partnerships and trusts over which the named person has beneficial ownership. Also includes shares allocated to individual accounts under the BB&T Corporation 401(k) Savings Plan and the BB&T Corporation Non-Qualified Defined Contribution Plan, voting of which is directed by the respective named persons and group members who participate in those plans.
(2)	Includes options to acquire common shares that are or become exercisable within 60 days of March 3, 2003.
(3)	Mr. Cleveland disclaims beneficial ownership of 3,414 shares owned by his wife.

PROPOSAL 1—ELECTION OF DIRECTORS

The BB&T bylaws provide that the number of Directors shall be not less than three nor more than 30, as determined from time to time by the Board of Directors. The BB&T Board of Directors currently consists of 17 persons, who are divided into three classes, with each class being as nearly equal in number as possible. There are six nominees for election as Director to serve for three-year terms expiring in 2006. Each of the nominees currently serves as a Director. It is intended that the persons named in the accompanying proxy will vote to elect the six nominees listed below as Directors, unless authority so to vote is withheld. Although the Board expects that each of the nominees will be available for election, in the event a vacancy in the slate of nominees occurs, it is intended that shares of Common Stock represented by proxies will be voted for the election of a substitute nominee selected by the persons named in the accompanying proxy or to reduce the number of persons to be elected by the number of persons unable to serve (subject to the requirement that each class be as nearly equal in number as possible). The election of each nominee requires the affirmative vote of a plurality of the shares of BB&T Common Stock cast in the election of Directors. Votes that are withheld and shares held by a broker, as nominee, that are not voted in the election of Directors will not be included in determining the number of votes cast. Holders of BB&T’s Common Stock do not have cumulative voting rights in the election of Directors.

The names of the nominees for election and the other continuing members of the Board of Directors, their principal occupations during the past five years and certain other information with respect to such persons are as follows.

NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2006

Name; Age; Principal Occupation During the Past Five Years; Residence and Committee Memberships	Director of BB&T or BB&T Financial Since(1)
NELLE RATRIE CHILTON (63). Director and Vice President, Dickinson Fuel Company, Inc.; Charleston, W.V. (3)	2000

PAUL S. GOLDSMITH (69). Chairman and President of William Goldsmith Company, Inc. (real estate); Greenville, S.C. (3)	1994

Name; Age; Principal Occupation During the Past Five Years; Residence and Committee Memberships	Director of BB&T or BB&T Financial Since(1)
L. VINCENT HACKLEY (62). Chairman of Character Counts! Coalition (consultant for public service and ethics development); Chapel Hill, N.C. (2), (5)	1992

JANE P. HELM (60). Vice Chancellor of Business Affairs, Appalachian State University; Boone, N.C. (3)	1997

JAMES H. MAYNARD (63). Chairman and Chief Executive Officer of Investors Management Corporation; Chairman of Golden Corral Corporation (restaurants); Raleigh, N.C. (2), (5)	1985

E. RHONE SASSER (66). Retired; Whiteville, N.C. (2)	1997

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2004

Name; Age; Principal Occupation During the Past Five Years; Residence and Committee Memberships	Director of BB&T or BB&T Financial Since(1)
JOHN A. ALLISON IV (54). Chairman and Chief Executive Officer of BB&T and Branch Bank; Winston-Salem, N.C. (2)	1986

RONALD E. DEAL (59). Chairman of Wesley Hall (furniture manufacturer); Hickory, N.C. (4)	1986

TOM D. EFIRD (63). President of Standard Distributors, Inc. (beverage wholesaler); Gastonia, N.C. (3)	1982

RICHARD JANEWAY, M.D. (70). Executive Vice President for Health Affairs Emeritus and University Professor of Medicine and Management, Wake Forest University School of Medicine; Winston-Salem, N.C. (4)	1989

Name; Age; Principal Occupation During the Past Five Years; Residence and Committee Memberships	Director of BB&T or BB&T Financial Since(1)
ALBERT O. MCCAULEY (62). President and Chief Executive Officer of McCauley & McDonald Investments, Inc.; Fayetteville, N.C. (3)	1993

J. HOLMES MORRISON (62). Executive Vice President of Branch Bank; prior to July 2000, Chairman, President and Chief Executive Officer, One Valley Bancorp, Inc. (“OVB”); Charleston, W.V. (2)	2000

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2005

ALFRED E. CLEVELAND (67). Member/Manager of McCoy, Weaver, Wiggins, Cleveland & Raper, PLLC (attorneys); Fayetteville, N.C. (4)	1997

J. ERNEST LATHEM, M.D. (69). Personal Investments; Greenville, S.C. (3)	1987

Name; Age; Principal Occupation During the Past Five Years; Residence and Committee Memberships	Director of BB&T or BB&T Financial Since(1)
RICHARD L. PLAYER, JR. (68). Chairman of Player, Inc. (commercial and industrial general contractor); prior to June 1999, President of Player, Inc.; Fayetteville, N.C. (4)	1990

NIDO R. QUBEIN (54). Chief Executive Officer of Creative Services, Inc. (international management consulting); High Point, N.C. (2)	1990

JACK E. SHAW (68). Chief Executive Officer of Shaw Resources, Inc. (real estate investment and development); Greenville, S.C. (2), (5)	1997

(1)	On February 28, 1995, the merger of BB&T Financial Corporation (“BB&T Financial”) into Southern National Corporation (“SNC”) (the “BB&T Merger”) was consummated and certain directors of BB&T Financial became directors of SNC, which is now named BB&T Corporation.
(2)	Member of the Executive Committee.
(3)	Member of the Audit Committee.
(4)	Member of the Compensation Committee.
(5)	Member of the Nominating Committee.

Certain of the above Directors and nominees are also directors of other publicly-held companies. L. Vincent Hackley has been a director of Tyson Foods, Inc. since 1994. J. Ernest Lathem, M.D., has been a director of Span-America Medical Systems, Inc. since 1996. Jack E. Shaw has been a director of Unitronix Corp. since 1990. Each of these companies has securities registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Additional Information Concerning the Board of Directors

The BB&T Board has established the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee and has assigned certain responsibilities to each of these committees. The members of these committees are identified under “Proposal 1—Election of Directors”, above.

The Executive Committee is generally authorized to have and to exercise all of the powers of the Board between Board meetings, subject to restrictions imposed by BB&T’s bylaws and by statute.

The Audit Committee engages the independent auditors; reviews with the independent auditors the plan for and results of the auditing engagement; reviews the scope and results of BB&T’s procedures for internal auditing and loan review; reviews the scope of professional services provided by the independent auditors; considers the range of audit and non-audit fees; directs and supervises special investigations; and reviews the adequacy of BB&T’s system of internal accounting controls. The Audit Committee engaged PricewaterhouseCoopers LLP as BB&T’s independent auditors for 2003. See “Proposal 3—Ratification of PricewaterhouseCoopers LLP as Independent Auditors for 2003”, below. See also “Audit Committee Report,” below.

The Compensation Committee establishes remuneration policies for senior management and Directors (subject to Board of Director approval in the case of directors’ remuneration) and oversees adoption and administration of compensation plans in which officers and Directors are eligible to participate. See “Compensation Committee Report on Executive Compensation”, below.

The Nominating Committee recommends to the Board nominees for election as Directors and considers the performance of incumbent Directors in determining whether or not to nominate them for re-election. The Nominating Committee considers written nominations of candidates for election to the Board submitted by shareholders to the Secretary of BB&T that are accompanied by specified biographical material, qualifications and consent of nominees and are otherwise in accordance with BB&T’s bylaws. Nominations of such candidates must have been received not later than 60 days prior to one year after the date of the immediately preceding annual meeting of shareholders, along with such information as is disclosed in the proxy materials concerning all nominees for Director and the shareholder’s name, address and number of shares owned, in order to be considered for the slate of nominees for election as Directors at the next annual meeting. See “Other Matters—Proposals for 2004 Annual Meeting”, below.

All Directors attended at least 75% of the Board meetings and assigned committee meetings held during 2002. During 2002, the Board held ten meetings; the Executive Committee held two meetings; the Audit Committee held seven meetings; the Nominating Committee held one meeting and took action by written consent in lieu of a meeting on one occasion; and the Compensation Committee held two meetings.

The Board has adopted certain standards relating to Director independence. See “Transactions with Executive Officers and Directors—Director Independence”, below.

Designation of Audit Committee Financial Expert

During 2002 and 2003, the New York Stock Exchange (“NYSE”) and the SEC adopted or proposed new standards or regulations relating to corporate governance. In order to comply with certain pending SEC regulations, the Board has examined the definition of “audit committee financial expert” and has determined that Jane P. Helm, a Director and nominee for election as a Director, meets these standards and also is independent under applicable NYSE standards. Accordingly, Ms. Helm was elected as a member of the Audit Committee effective March 1, 2003 and was designated by the Directors as the Corporation’s audit committee financial expert. See also, “Transactions with Executive Officers and Directors—Director Independence”, below.

Section 16(a) Beneficial Ownership Reporting Compliance

Under federal securities laws, BB&T’s Directors and officers are required to report their beneficial ownership of BB&T Common Stock and any changes in that ownership to the Securities and Exchange Commission (“Commission”). Specific dates for such reporting have been established by the Commission and BB&T is required to report in this Proxy Statement any failure to file by the established dates during 2002. In 2002, all of these filing requirements were satisfied by BB&T’s Directors and Executive Officers, except for Mr. Morrison, who failed to file one report on a timely basis relating to one transaction (which was caused by an internal reporting error by the Corporation). In making this statement, BB&T has relied on the written representations of its Directors and officers and copies of the reports that have been filed with the Commission.

AUDIT COMMITTEE REPORT

The Audit Committee of the BB&T Board of Directors is currently composed of five Directors and operates under a revised and restated charter adopted by the Board of Directors on February 25, 2003, a copy of which is attached hereto as Exhibit A. The Board of Directors has determined in its business judgment that each member of the Audit Committee is independent, based on existing and proposed NYSE standards, and complies with other NYSE financial literacy requirements. The primary duties and responsibilities of the Audit Committee are to monitor (i) the integrity of the Corporation’s financial statements, including the financial reporting process and systems of internal controls regarding finance and accounting; (ii) the compliance by the Corporation with related legal and regulatory requirements; and (iii) the independence and performance of the Corporation’s internal and external auditors. The Audit Committee also selects the Corporation’s independent accountants. Management of the Corporation is responsible for the internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In the performance of its oversight function, the Audit Committee has performed the duties required by its charter, including meeting and holding discussions with management and the independent accountants, and has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards Number 61, Communication with Audit Committees, as currently in effect.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees, as currently in effect, and the Committee has discussed with the independent accountants that firm’s independence. The Audit Committee has also received confirmations from management and has considered whether the provision of any non-audit services by the independent accountants to the Corporation is compatible with maintaining the independence of the accountants.

Based upon a review of the reports by, and discussions with, management and the independent accountants and the Audit Committee’s review of the representations of management and the Report of Independent Accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

The Directors who constituted the Audit Committee as of February 28, 2003 were:

Jack E. Shaw, Chairman	Paul S. Goldsmith
Nelle Ratrie Chilton	Albert O. McCauley
Tom D. Efird

COMPENSATION OF EXECUTIVE OFFICERS

The following table presents information relating to total compensation paid during the last three calendar years to the Chief Executive Officer and the five next most highly compensated executive officers of BB&T (the “BB&T Named Executives”).

Summary Compensation Table

					Long Term Compensation
	Annual Compensation				Awards	Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(1)
John A. Allison IV	2002	844,480	1,007,211		160,460	1,102,941	147,745
Chairman & Chief	2001	824,000	1,006,104	—	157,638	606,774	137,557
Executive Officer	2000	771,600	906,090	—	225,637	557,440	117,673

Henry G. Williamson, Jr.	2002	633,375	679,884		110,316	753,430	98,729
Chief Operating	2001	618,000	679,120	—	108,376	329,700	90,908
Officer	2000	567,000	599,245	—	151,989	294,600	75,676

Kelly S. King	2002	422,225	402,870		66,858	460,194	63,337
President	2001	412,000	402,441	—	65,682	228,650	59,225
	2000	387,500	364,033	—	94,429	208,750	51,828

W. Kendall Chalk	2002	316,687	245,514		40,115	274,426	43,796
Senior Executive	2001	309,000	245,238	—	39,409	166,300	40,689
Vice President	2000	285,000	217,539	—	55,561	149,900	37,332

Robert E. Greene	2002	316,687	245,514		40,115	274,426	45,123
Senior Executive	2001	309,000	245,238	—	39,409	166,324	41,850
Vice President	2000	285,000	217,539	—	55,561	150,025	38,730

Scott E. Reed	2002	316,687	245,514		40,115	274,051	33,816
Senior Executive	2001	309,000	245,238	—	39,409	165,100	40,513
Vice President and	2000	283,750	216,585	—	55,317	147,950	28,856
Chief Financial Officer

(1)	The compensation shown as “All Other Compensation” for 2002 consisted of the following: (i) BB&T’s matching contribution under the BB&T Savings and Thrift Plan in the amount of $11,000 for each of the BB&T Named Executives; (ii) BB&T’s contribution to the BB&T Supplemental Executive Retirement Plan in the amount of $136,745 for Mr. Allison, $87,729 for Mr. Williamson, $52,337 for Mr. King, $32,796 for Mr. Chalk, $32,695 for Mr. Greene, and $22,816 for Mr. Reed, and; and (iii) the actuarial equivalent of benefits to employees from payment of annual premiums by BB&T under an existing split-dollar life insurance program in the amount of $1,428 for Mr. Greene.

The following table provides information concerning options for BB&T Common Stock exercised by each of the BB&T Named Executives in 2002, and the value of options held by each at December 31, 2002.

Aggregated Option Exercises in Last Fiscal Year

and FY-End Option Values (1)

	Shares Acquired on Exercise (#)	Value Realized ($)(2)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John A. Allison IV	46,362	1,254,796	766,813	342,795	8,261,530	1,067,665
Henry G. Williamson, Jr.	25,938	683,430	410,425	234,605	5,054,854	720,106
Kelly S. King	27,964	709,955	257,620	142,971	3,241,241	446,695
W. Kendall Chalk	8,590	232,776	185,614	85,411	3,017,520	263,154
Robert E. Greene	29,734	727,300	106,873	85,411	1,015,794	263,154
Scott E. Reed	27,220	768,502	182,506	85,328	2,954,032	262,071

(1)	No SARs have been granted to the BB&T Named Executives.
(2)	Value represents the difference between the option price and the market value of the Common Stock on the date of exercise, rounded to the nearest dollar.
(3)	Value represents the difference between the option price and the market value of the Common Stock on December 31, 2002, rounded to the nearest dollar.

The following table provides information concerning options for BB&T Common Stock granted to the BB&T Named Executives in 2002.

Option Grants in Last Fiscal Year (1)

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
John A. Allison IV	160,460	3.51	36.84	02/26/2012	3,717,614	9,421,164
Henry G. Williamson, Jr.	110,316	2.41	36.84	02/26/2012	2,555,854	6,477,035
Kelly S. King	66,858	1.46	36.84	02/26/2012	1,548,998	3,925,465
W. Kendall Chalk	40,115	0.88	36.84	02/26/2012	929,403	2,355,291
Robert E. Greene	40,115	0.88	36.84	02/26/2012	929,403	2,355,291
Scott E. Reed	40,115	0.88	36.84	02/26/2012	929,403	2,355,291

(1)	All options (i) are granted as incentive stock options, but will largely become nonqualified stock options under current tax law, (ii) have an exercise price equal to the market value on the date of grant, and (iii) generally become exercisable over the three-year period following the grant date in equal annual installments. Nonqualified options may be transferred by gift to certain immediate family members and related entities upon approval by the Compensation Committee or its designee. No SARs have been granted to the BB&T Named Executives.

The following table provides information concerning Long-Term Incentive Plan (“LTIP”) awards made during 2002 to the BB&T Named Executives.

Long-Term Incentive Plan—Awards in Last Fiscal Year(1)

	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
Name			Threshold ($ or #)	Target ($ or #)	Maximum ($ or #)
John A. Allison, IV	24,739	2002-2004	199,398	797,592	1,595,184
Henry G. Williamson, Jr.	17,008	2002-2004	137,088	548,350	1,096,700
Kelly S. King	10,997	2002-2004	88,644	354,575	709,150
W. Kendall Chalk	6,764	2002-2004	54,523	218,090	436,180
Robert E. Greene	6,598	2002-2004	53,188	212,750	425,500
Scott E. Reed	6,764	2002-2004	54,523	218,090	436,180

(1)	For a description of the 2002-2004 LTIP Performance Unit Plan, see “Compensation Committee Report on Executive Compensation—Compensation Plans and Arrangements—Three-Year Long-Term Incentive Plan”, below. The performance criterion applied in determining amounts payable under the plan is return on equity with a target of 22.54% and a maximum of 25.54%, and the target payment is 90% of average base salary for the Chief Executive Officer, 82.5% of average base salary for the Chief Operating Officer, 75% of average base salary for the President and 60% of average base salary for the other BB&T Named Executives. The award is payable in cash or shares of BB&T Common Stock at the discretion of the Compensation Committee.

The following table provides information concerning securities to be issued upon the exercise of outstanding options, the weighted average price of such options and the securities remaining available for future issuance, as of December 31, 2002.

Equity Compensation Plan Information

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance(1) (c)
Equity compensation plans approved by security holders	22,678,378	$28.00	11,443,895
Equity compensation plans not approved by security holders	- 0 -	N/A	- 0 -

Total	22,678,378	$28.00	11,443,895

(1)	The table does not include information about the additional shares proposed to be authorized under the Stock Plan. See Proposal 2—“Approval of Amendments to the BB&T Corporation 1995 Omnibus Stock Incentive Plan”, below. The Stock Plan includes an “evergreen”, or “replenishment”, formula which provides that the maximum number of shares authorized for issuance will be increased each year by 3% of the amount, if any, by which the total number of shares of BB&T Common Stock outstanding as of the last day of each calendar year exceeds the total number of shares of BB&T Common Stock outstanding as of the first day of the calendar year. See Proposal 2, below. The shares shown in column (c) may be the subject of awards other than options, warrants or rights under BB&T’s stock-based plans.

Retirement Plans

BB&T Retirement Plan. BB&T maintains a tax-qualified defined benefit retirement plan, the BB&T Corporation Pension Plan (the “Retirement Plan”), for eligible employees. All employees of BB&T and certain subsidiaries who have attained age 21 are eligible to participate in the Retirement Plan after completing one year of service. Contributions to the Retirement Plan are computed on an actuarial basis. A participant’s normal annual retirement benefit under the Retirement Plan at age 65 is an amount equal to 1.0% of the participant’s final average compensation, plus .5% of the participant’s final average compensation in excess of Social Security covered compensation times the number of years of creditable service completed with BB&T and certain subsidiaries up to a maximum of 35 years. A participant’s final average compensation is his average annual compensation, including salary, wages, overtime, bonuses and incentive compensation, for the five consecutive years in the last 10 years that produce the highest average. For the BB&T Named Executives, such annual compensation generally approximates amounts set forth under the “Salary,” “Bonus” and “LTIP Payouts” columns of the Summary Compensation Table above, subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended (“Code”).

The table below shows the estimated annual benefits payable under the Retirement Plan upon retirement at age 65 to persons in specified average compensation and years of service classifications. The amounts shown are based on a life annuity and are not subject to offsets based upon Social Security amounts or other amounts.

BB&T Corporation

Estimated Annual Retirement Benefits

Based on Years of Credited Service

Remuneration(1), (2)	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$ 800,000	118,028	177,042	236,056	295,070	354,083	413,097
1,000,000	148,028	222,042	296,056	370,070	444,083	518,097
1,200,000	178,028	267,042	356,056	445,070	534,083	623,097
1,400,000	208,028	312,042	416,056	520,070	624,083	728,097
1,600,000	238,028	357,042	476,056	595,070	714,083	833,097
1,800,000	268,028	402,042	536,056	670,070	804,083	938,097
2,000,000	298,028	447,042	596,056	745,070	894,083	1,043,097
2,200,000	328,028	492,042	656,056	820,070	984,083	1,148,097
2,400,000	358,028	537,042	716,056	895,070	1,074,083	1,253,097
2,600,000	388,028	582,042	776,056	970,070	1,164,083	1,358,097
2,800,000	418,028	627,042	836,056	1,045,070	1,254,083	1,463,097
3,000,000	448,028	672,042	896,056	1,120,070	1,344,083	1,568,097
3,200,000	478,028	717,042	956,056	1,195,070	1,434,083	1,673,097
3,400,000	508,028	762,042	1,016,056	1,270,070	1,524,083	1,778,097
3,600,000	538,028	807,042	1,076,056	1,345,070	1,614,083	1,883,097

(1)	Remuneration means average compensation for five consecutive years of highest compensation within final 10 years of employment.
(2)	The amounts shown exceed statutory benefit and compensation limitations under the Retirement Plan in some instances. To the extent an amount cannot be earned under the Retirement Plan due to such limitations, it will be earned under BB&T’s Non-Qualified Defined Benefit Plan or BB&T’s Target Pension Plan, both of which are discussed below.

As of December 31, 2002, for purposes of computing benefits under the Retirement Plan, age and years of credited service of the BB&T Named Executives are as follows:

Name	Age	Years of Service
John A. Allison, IV	54	32
Henry G. Williamson, Jr.	55	31
Kelly S. King	54	31
W. Kendall Chalk	57	28
Robert E. Greene	53	30
Scott E. Reed	54	31

Non-Qualified Defined Benefit Plan. BB&T also maintains the BB&T Corporation Non-Qualified Defined Benefit Plan. This plan is designed to provide special supplemental retirement benefits to supplement the benefits payable to participants under the tax-qualified Retirement Plan. This plan is an unfunded, excess benefit plan maintained for the purpose of providing deferred compensation to certain highly-compensated employees, including the BB&T Named Executives (other than Mr. Greene). The primary purpose of this plan is to supplement the benefits payable to participants under the Retirement Plan to the extent that such benefits are curtailed by application of certain limitations contained in the Code. Benefits payable under the plan are included in the table above.

Supplemental Executive Retirement Plan. BB&T also maintains the BB&T Corporation Target Pension Plan, a supplemental executive retirement plan (the “SERP”), which became effective January 1, 1989. The SERP covers certain management employees of BB&T and participating subsidiaries as designated by its administrative committee. Under the SERP, participants who retire either at or after age 55 with 15 years of service under the Retirement Plan, or at or after age 65, receive monthly retirement benefits equal to the greater of: (i) the difference between 55% of “final average monthly earnings”, less the participant’s projected monthly benefits under the Retirement Plan and 50% of the participant’s projected monthly “Social Security benefit”, as defined in the SERP; or (ii) the difference between the monthly benefit the participant would have received under the Retirement Plan, but for certain limitations imposed by the Code and the participant’s actual monthly benefit under the Retirement Plan. Benefits are payable in the form of a joint and 75% survivor annuity for married participants and a 10-year certain and life annuity for unmarried participants, and are reduced in the event payment commences prior to age 65. Mr. Greene is the only BB&T Named Executive who participates in the SERP. His estimated annual benefit payable upon retirement at normal retirement age is $281,404.

Other Employee Benefit Plans. The BB&T Corporation 401(k) Savings Plan is maintained to provide a means for substantially all employees of BB&T and its subsidiaries to defer up to 25% of their cash compensation on a pre-tax basis. The plan provides for BB&T to match the employee’s contribution with up to 6% of the employee’s compensation. BB&T also maintains the BB&T Corporation Non-Qualified Defined Contribution Plan. This plan is an unfunded, excess benefit plan which provides deferred compensation to certain highly-compensated employees, including the BB&T Named Executives. The purpose of this plan is to supplement the benefits under the tax-qualified BB&T 401(k) Savings Plan to the extent that such benefits are curtailed by the application of certain limits imposed by the Code. This plan is also intended to provide participants in BB&T’s executive incentive compensation plans with an effective means of electing to defer on a pre-tax basis a portion of the payments they are entitled to receive under such plans. BB&T’s contributions to each of the BB&T Named Executives during 2002 under the Non-Qualified Defined Contribution Plan and the 401(k) Savings Plan are included under the “All Other Compensation” column in the “BB&T Summary Compensation Table”, above.

Employment Agreements

In 1994, BB&T Financial and SNC entered into Employment Agreements with 27 of their executive and other senior officers, including the BB&T Named Executives, Sherry A. Kellett and C. Leon Wilson III

(collectively, “Executive Management”; each, an “Executive Officer”), who served as Executive Officers of BB&T in 2002. In 1998, the Employment Agreements for Executive Management were reviewed and amended in order to provide benefits more comparable to industry standards for the Executive Officers. In 2002, the Employment Agreements were restated in order to incorporate all previous amendments and more clearly state the terms of employment. Set forth below is a description of the Employment Agreements, as amended and restated, for Executive Management, including the BB&T Named Executives.

The Employment Agreements provide for five-year terms that are extended automatically each month (absent contrary notice by either party). As a result, five years remain on the term of each Employment Agreement at any time unless either party elects not to extend the term. However, the term of any Employment Agreement may not be extended beyond the month in which the Executive Officer reaches age 65. The Employment Agreements provide that the Executive Officers are guaranteed minimum annual salaries equal to their current annual base salaries, and continued participation in specified incentive compensation plans. During the term of the Employment Agreements, each Executive Officer will be entitled to receive, on the same basis as other Executive Officers, employee pension and welfare benefits and group employee benefits such as sick leave, vacation, group disability and health, life and accident insurance and similar non-cash compensation that BB&T may from time to time extend to its Executive Officers.

In the event the Executive Officer’s employment is terminated by BB&T other than for “Just Cause” (which is generally defined as dishonesty, commission of a felony or willful disobedience), the Executive Officer will be entitled to receive cash compensation (including salary, bonuses and deferred compensation) on a monthly basis at the highest rate in effect over the past five years (“Termination Compensation”), as well as employee pension and welfare benefits, including health insurance and outplacement services, for the remainder of the term of the Employment Agreement, subject to compliance with the non-competition provisions of the Employment Agreement. In addition, if an Executive Officer is terminated by BB&T other than for “Just Cause”, BB&T will use its best efforts to accelerate vesting of any unvested benefits to which the Executive Officer may be entitled under any stock-based or other benefit plan or arrangement to the extent permitted by the terms of such plan(s).

The Executive Officers have the right to terminate their employment voluntarily at any time for “Good Reason”, which is generally defined in the Employment Agreements to include a reduction in the Executive Officer’s status, responsibilities, duties, salary or benefits. If the Executive Officer voluntarily terminates his employment for “Good Reason”, he will be entitled to receive Termination Compensation for the full five-year term (or until age 65 if that is a shorter period), employee pension and welfare benefits, including health insurance, outplacement services, and accelerated vesting of unvested benefits under employee stock and benefit plans to the extent permitted by such plans, subject to compliance with the non-competition provisions of the Employment Agreements.

The Employment Agreements also provide that if the Executive Officer is terminated for any reason (other than for “Just Cause”) within 12 months after a “Change of Control” (as defined below) of BB&T or certain of its affiliates, the Executive Officer will be entitled to receive Termination Compensation and the other benefits described above. To the extent that payments under the Employment Agreements, subsequent to a “Change of Control”, cause an Executive Officer to have excise taxes imposed pursuant to Section 280G of the Code, BB&T will compensate the Executive Officer for such excise taxes. A “Change of Control” is deemed to have occurred under the Employment Agreements if: (i) any person or group acquires 20% or more of the voting securities of BB&T or specified affiliates; (ii) during any two-year period persons who were directors of BB&T at the beginning of the two-year period cease to constitute at least two-thirds of the BB&T Board; (iii) the shareholders of BB&T approve any merger or consolidation of BB&T with another company that would result in less than 60% of the voting securities outstanding after the merger or consolidation being held by persons who were shareholders of BB&T immediately prior to the merger or consolidation; (iv) the shareholders of BB&T approve a plan of complete liquidation or an agreement for the sale of substantially all of BB&T’s assets; or (v) any other event occurs that the BB&T Board determines should constitute a Change of Control. In addition, the BB&T Board can determine, in its discretion, that a transaction constitutes a “Merger of Equals”, even though one or more of the above definitions of a “Change of Control” is met, and, upon such determination, the Executive Officers will not be entitled to terminate their Employment Agreement voluntarily and receive continued salary and benefits unless “Good Reason” exists.

BB&T also has the right under the Employment Agreements to terminate the Executive Officer’s employment at any time for “Just Cause.” If BB&T terminates an Executive Officer’s employment for “Just Cause”, the Executive Officer will have no right to receive any compensation or other benefits under the Employment Agreement for any period after such termination.

The Employment Agreements also provide that under certain circumstances upon leaving the employment of BB&T, the Executive Officer may not engage directly or indirectly in the banking, financial services or any other business in which BB&T is engaged in the states of North Carolina and South Carolina and in any counties contiguous to any counties located in such states, nor may the Executive Officer solicit or assist in the solicitation of any depositors or customers of BB&T or any of BB&T’s affiliates or induce any employees to terminate their employment with BB&T or its affiliates. This non-competition provision generally will be effective if the Executive Officer is terminated by BB&T other than for “Just Cause”, until the earlier of the first anniversary of the Executive Officer’s termination or the date as of which the Executive Officer elects to forego receiving the Termination Compensation. This non-competition provision is not effective if the Executive Officer voluntarily terminates employment after a “Change of Control”.

The Employment Agreement of Mr. Allison provides that he will be Chairman of the BB&T Board and Chief Executive Officer of BB&T and Branch Bank for the term of his Employment Agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

During 2002, the Compensation Committee was composed of six non-employee Directors, each of whom has been determined in the Board’s business judgment to be independent based on NYSE standards. During 2002, the Compensation Committee administered BB&T’s executive incentive plans and fixed the compensation for the Chief Executive Officer.

Compensation Philosophy

BB&T’s compensation philosophy and guiding principles consist of the following:

1. Compensation and reward systems should be a management tool to achieve positive business results;

2. Competitive total compensation opportunities should be provided based on external competitive performance;

3. Total compensation should be aligned with relative internal performance; and

4. A commitment should be made to an annual review by the Compensation Committee of the guiding principles of BB&T’s total compensation program.

Under BB&T’s compensation policies, compensation for Executive Management is structured to emphasize variable pay based on performance, with base salary below median and cash incentive opportunities above median to result in total cash compensation opportunities at market median. To achieve this goal, total compensation opportunities are compared to a peer group of publicly-traded bank or financial services holding companies with assets between approximately $25 billion and $110 billion, which is one of the peer groups (“New Peer Group”) in the Performance Graph set forth below. In addition, stock options and three-year performance-based awards comprise the core for long-term performance incentives, and a large portion of total compensation is “at risk”.

BB&T has established incentive compensation programs for Executive Management, which consist of an annual cash incentive, stock-based awards, three-year performance-based incentives, and standard employee benefits. These programs emphasize variable compensation for Executive Management which is tied to the financial results of BB&T. The Compensation Committee approves, on an annual basis, target award opportunities and performance criteria to be utilized in both the annual incentive plan and the long-term incentive plan and stock option awards.

BB&T’s compensation policies are based in large part on a study conducted by KPMG Peat Marwick (“Peat Marwick”) in 1995 and updated in 1997. As part of the initial study, Peat Marwick made recommendations to the Compensation Committee relating to overall compensation philosophy, appropriate base salaries, short-term and long-term compensation plans, appropriate goals and targets for such plans and employment contracts of BB&T’s senior officers. Peat Marwick’s initial recommendations were implemented by appropriate Compensation Committee, Board of Directors and/or shareholder action, and the recommendations have continued to serve as a principal basis of BB&T’s compensation program. In October 1999, the study was updated by William M. Mercer, Incorporated (“Mercer”), the successor to Peat Marwick’s compensation consulting practice. During 2002, the Compensation Committee retained Mercer to further update this study. Mercer confirmed that this philosophy and guiding principles should be continued and recommended to the Compensation Committee appropriate base salaries and goals for the short-term and long-term plans for 2003.

BB&T’s compensation philosophy and policies are intended to comply with Section 162(m) of the Code and related regulations, which establish certain requirements in order for performance-based compensation in excess of $1,000,000 that is paid to certain executive officers to be deductible by the Corporation. In establishing and administering BB&T’s compensation programs, the Compensation Committee has intended to comply with the requirements of Section 162(m), although the Corporation retains the flexibility to pay compensation that is not eligible for such treatment under Section 162(m) if it is in the best interest of the Corporation to do so.

Compensation Plans and Arrangements

Annual Base Salary. For 2002, the Compensation Committee reviewed the salary range system previously adopted by the Compensation Committee for all employees’ base salaries. The Compensation Committee reviewed pay grades and salary ranges previously recommended by Mercer and concluded that the grades and ranges were appropriate. Based on this review, together with a review of the Corporation’s performance as compared to its New Peer Group (see “Performance Graph”, below), the Compensation Committee established the base salary of the Chief Executive Officer and delegated authority to the Chief Executive Officer to set the base salaries of the rest of Executive Management in accordance with the policies and procedures of the Corporation. The salaries for 2002 of each of the BB&T Named Executives are shown in the Summary Compensation Table.

Annual Executive Incentive Plan. In 1995, BB&T established the BB&T Corporation Short-Term Incentive Plan (“Bonus Plan”), which covers Executive Management and other senior officers selected by the Compensation Committee. In order to allow BB&T to deduct compensation paid to the BB&T Named Executives under Section 162(m) of the Code, the Bonus Plan was submitted to shareholders for approval at the 1996 Annual Shareholders Meeting and was approved. The Bonus Plan was again submitted to the shareholders in 2001 and was reapproved in order to enable BB&T to continue to deduct compensation paid under the Bonus Plan to the fullest extent possible. The Compensation Committee determined that it was appropriate to establish a plan for the year 2002, which would be a continuation of the annual incentive program established in 1996.

The Bonus Plan provides cash awards to participants based on the achievement of performance goals established by the Compensation Committee. Awards are based on corporate performance, business unit/function performance, individual performance or any combination of such types of performance. Corporate performance is determined primarily based on the attainment of earnings per share goals and return on asset goals. Business unit/function performance is determined primarily based on the attainment of financial or non-financial goals, growth and market share. Individual performance is determined primarily based on the attainment of selected business criteria such as process improvement, sales, loan growth, deposit growth and expense management. The size of the cash awards is determined by establishing target incentive awards expressed as a percentage of base salary, up to a maximum amount established by the Compensation Committee. For 2002, the Compensation Committee provided that the target incentive award would be established for the Chief Executive Officer at 100% of base salary, for the Chief Operating Officer at 90% of base salary, for the President at 80% of base salary and for other members of Executive Management at 65% or 50% of base salary. Actual awards are subject to increase or decrease on the basis of the participant’s achievement of the performance goals and can range from 25% to 200% of the participant’s targeted incentive awards. For the Chief Executive Officer and the rest of Executive Management, the Compensation Committee established corporate performance goals for 2002 based on cash flow earnings per share (weighted at 67%) and return on assets (weighted at 33%), with specific goals established by budgeted earnings, industry standards and other similar factors. In 2002, BB&T achieved the performance levels specified by the Compensation Committee, entitling the Chief Executive Officer and the rest of Executive Management to receive an award of 119.3% of their respective target incentive awards under the terms of the plan. The amounts paid to the BB&T Named Executives are shown in the “Bonus” column of the Summary Compensation Table, above.

Stock Incentive Plan. BB&T’s primary stock incentive plan is the Stock Plan, which is administered by the Compensation Committee. The Stock Plan is intended to benefit BB&T by assisting in recruiting and retaining employees with ability and initiative, providing greater incentives for employees of BB&T and its affiliated companies and associating the interest of employees with those of BB&T and its shareholders. The Compensation Committee selects individuals who will participate in the Stock Plan and, from time to time, may grant stock options, stock appreciation rights (“SARs”), restricted stock awards, performance units and performance shares to selected participants. Stock options granted under the Stock Plan may be incentive stock options or nonqualified stock options. In October 2002, the Committee determined that future grants would consist entirely of nonqualified stock options. A stock option entitles a participant to purchase shares of Common Stock of BB&T at the option price, which is fixed by the Compensation Committee at the time the option is granted, but cannot be less than 100% of the per share fair market value on the date of grant in the case of incentive stock options and not less than 85% of the per share fair market value on the date of grant in the case of nonqualified stock options.

Mercer recommended that option grants be based on competitive market factors and that the Black-Scholes methodology for computing the value of options be utilized, within parameters approved by the Compensation Committee. Mercer also recommended that the number of shares subject to a grant generally be equal to a percentage of the employee’s salary projected over the life of the grant. The Compensation Committee has followed these recommendations. The Compensation Committee considers the grant of stock options on a periodic basis, and in February 2002 made grants for 4,661,529 shares to 4,196 officers. The awards to the BB&T Named Executives are shown in the Summary Compensation Table. SARs, performance shares and restricted stock awards were not granted in 2002. The grant of performance units under the Stock Plan is discussed below under “Three-Year Long-Term Incentive Plan”.

Three-Year Long-Term Incentive Plan. In 1996, BB&T established a long-term performance unit incentive plan (“LTIP”), which operates as a component of the Stock Plan. Performance units are performance-based awards payable, in the Compensation Committee’s discretion, in shares of BB&T’s Common Stock, cash or a combination of both. At the date of grant, the Compensation Committee establishes for each performance unit (i) a performance target and (ii) an applicable percentage (which cannot be less than zero, but which can exceed 100% of the value of the performance unit to be paid to the participant based upon the degree to which the performance target is met). A performance target is a profitability target which serves as the basis for valuing a performance unit. A performance target is based on certain performance criteria determined by the Compensation Committee and is earned based on the performance unit value during each valuation period (generally, the calendar year following the date of the award). The Compensation Committee establishes the number of valuation periods applicable to a performance unit, which number may not be less than three. The value of a performance unit equals the applicable percentage, as set by the Compensation Committee, times the fair market value of Common Stock on the date of grant, plus such other nominal value as may be set by the Compensation Committee. In 2000, the 2000-2002 performance unit LTIP was established by the Compensation Committee and provided that the performance criteria would be return on equity for the three-year period, with a target goal of 17.75% and a superior goal of 20.75%. For this three-year period, the Corporation attained a return on equity of 19.27%, which entitled the participants to receive an award of 150.7% of their target payout. The amounts of such awards are shown in the LTIP Payout column of the Summary Compensation Table for the BB&T Named Executives. In 2002, the Compensation Committee established the 2002-2004 performance unit LTIP and provided that the performance criteria would be return on equity. The Compensation Committee approved a target payout for the Chief Executive Officer of 90% of average base salary, for the Chief Operating Officer of 82.5% of average base salary, for the President of 75% of average base salary and for the remainder of Executive Management, 60% or 30% of average base salary. The Compensation Committee established a return on cash basis equity goal of 22.54% for the three-year period of the LTIP, with a maximum goal of 25.54%.

Other Employee Benefit Plans. During 2002, the Corporation maintained various employee benefit plans which constitute a portion of the total compensation package available to Executive Management and all eligible employees of BB&T. These plans consist of a 401(k) Savings Plan (which permits employees to contribute up to 25% of their compensation with the Corporation matching up to 6% of their contribution); a retirement plan covering substantially all employees of the Corporation, including Executive Management; a health care plan which provides medical and dental coverage for all eligible employees; and certain nonqualified deferred compensation plans. See “Retirement Plans” on page 14 of this Proxy Statement. The Compensation Committee concluded that these plans, which are maintained based upon recommendations of Mercer, are consistent with plans provided by peer bank holding companies and industry standards and that no material modification of such plans was necessary in 2002.

Chief Executive Officer’s 2002 Compensation. The Chief Executive Officer’s compensation is based upon the same factors as described above for other members of Executive Management. In establishing the base salary, annual incentive, long-term incentive and stock awards of the Chief Executive Officer for 2002, the Committee considered BB&T’s overall performance, record of long-term increase in shareholder value, and the Chief Executive Officer’s success in meeting strategic and short-term objectives. These factors were considered in relation to BB&T’s financial results for 2002 and in comparison with the performance of peer organizations. The Chief Executive Officer’s base salary was based upon the pay grades and salary ranges previously recommended by Mercer. Based on this review and the position in his salary range, the Chief Executive Officer’s base salary for 2002 was established at the amount shown in the Summary Compensation Table, above. The Chief Executive Officer’s 2002 annual incentive compensation, long-term incentive compensation and stock awards were based on the same considerations, as discussed above, as applicable to other members of Executive Management.

Conclusion

The Compensation Committee believes that the components of its total compensation program, both for Executive Management and all employees, are consistent with market standards and with comparable programs of peer bank holding companies. The executive compensation programs are based on financial performance of the Corporation compared to both market medians and peer group averages and appropriately link executive performance to the annual financial and operational results of the Corporation and the long-term financial interests of the shareholders. The Committee believes that the foregoing compensation philosophy has served and will continue to serve as a basis for administering the total compensation program of the Corporation, both for Executive Management and all employees, for the foreseeable future.

Current Directors who constituted the Compensation Committee as of February 28, 2003 were:

Alfred E. Cleveland, Chairman	Dr. J. Ernest Lathem
Ronald E. Deal	Richard L. Player, Jr.
Jane P. Helm

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Alfred E. Cleveland, a Director of BB&T, is a member of the law firm of McCoy, Weaver, Wiggins, Cleveland and Raper. The firm provided legal services to BB&T and its subsidiaries during 2002 and was paid $20,554. Management intends to obtain legal services from the firm in 2003 upon substantially the same terms for such services as in 2002.

During 2002, Branch Bank paid Player, Inc., an affiliate of Richard L. Player, Jr., a Director of BB&T and member of the Compensation Committee, the sum of $12,122 as construction commissions, and paid Tri-Player Investments LLC (also an affiliate of Mr. Player) the sum of $55,983 as rent and related occupancy expenses for the Westwood Branch and main office buildings of Branch Bank in Fayetteville, N.C. During 2003, management intends to utilize such services and incur such rent and related occupancy expenses on substantially the same terms as in 2002.

PERFORMANCE GRAPH

Set forth below is a graph comparing the total returns (assuming reinvestment of dividends) of BB&T Common Stock, the S&P 500 Index, and two Industry Peer Group Indices. The graph assumes $100 invested on December 31, 1997 in BB&T Common Stock and in each of the indices. In 2002, the financial holding companies in the Industry Peer Group Index (“New Peer Group”) were AmSouth Bancorporation, Comerica Corporation, Fifth-Third BanCorp, Huntington Bancshares, Inc, KeyCorp, M&T Bank Corporation, Marshall & Ilsley Corporation, National City Corporation, PNC Financial Services Group, Inc., Popular, Incorporated, Regions Financial Corporation, SouthTrust Corporation, SunTrust Banks, Inc., Union Planters Bancorporation and UnionBanCal Corporation. The 2001 Industry Peer Group Index (“Old Peer Group”) were AmSouth Bancorporation, Comerica Corporation, Fifth-Third BanCorp, KeyCorp, National City Corporation, PNC Financial Services Group, Inc., Regions Financial Corporation, SouthTrust Corporation, SunTrust Banks, Inc., Union Planters Bancorporation and UnionBanCal Corporation. The graph depicts both peer groups. The New Peer Group, which consists of bank holding companies with assets between approximately $25 billion and $110 billion, more closely approximates BB&T’s current asset size than does the Old Peer Group. The Compensation Committee utilized the New Peer Group for comparison to BB&T to determine appropriate levels of compensation for the BB&T Named Executives in 2002. See “Compensation Committee Report on Executive Compensation—Compensation Philosophy”.

*$100 invested on 12/31/97 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	12/97	12/98	12/99	12/00	12/01	12/02
BB&T CORPORATION	100.00	128.47	89.09	125.31	124.70	131.80
S & P 500	100.00	128.58	155.64	141.47	124.65	97.10
NEW PEER GROUP	100.00	105.21	89.39	102.51	107.99	105.01
OLD PEER GROUP	100.00	105.20	88.21	103.47	107.55	103.20

COMPENSATION OF DIRECTORS

General

Each non-employee Director of BB&T received an annual retainer of $30,500 for service as a Director in 2002. In addition, such Directors received $1,500 for each regular BB&T Board meeting and each committee meeting attended, and $1,000 for each meeting held by conference telephone in which the Director participated. A Director who is an employee of BB&T does not receive fees for serving as a Director.

Non-Employee Directors’ Deferred Compensation and Stock Option Plan

Effective January 1, 1997, the BB&T Board approved the adoption of the Non-Employee Directors Deferred Compensation and Stock Option Plan (“Directors Plan”). The Directors Plan combined into a single plan two previously established plans, the Stock Option Plan and the Directors Deferred Compensation Plan. The Directors Plan was amended and restated effective November 1, 2001. A total of 1,800,000 shares of Common Stock are authorized for issuance under the Directors Plan.

The deferred compensation component of the Directors Plan permits non-employee Directors to elect to defer 0%, 50% or 100% of retainer fees, meeting fees or both into a deferred compensation account. Deferrals are credited with earnings based on the performance of certain investment funds, as elected by the participant. Deferrals are fully vested at all times and are payable in cash upon the termination of the participant’s service (except for hardship withdrawals in limited circumstances). During 2002, two non-employee Directors of BB&T participated in the deferred compensation component of the Directors Plan.

The stock option component of the Directors Plan permits non-employee Directors to elect to defer, prior to the start of the year in which fees are earned, 0%, 50% or 100% of the Director’s retainer fees, meeting fees, or both for the calendar year and apply that percentage toward the grant of options to purchase shares of Common Stock. Options are granted on July 1 of each year with respect to deferred retainer fees for the calendar year and deferred meeting fees earned in the first six months of the year. Options are granted on December 31 of each year for deferred meeting fees earned in the second half of the year. The option price for options granted is equal to 75% of the average market value of Common Stock on the date of grant. “Average market value” is defined as the average of the closing price of Common Stock as reported by the NYSE for the period of 30 consecutive trading days prior to the date of grant. Options granted under the Directors Plan may be exercised during the period beginning on a date six months after the date of grant and ending on the date ten years from the date of grant. In addition, all outstanding options become fully exercisable in the event of a change of control of BB&T (as defined in the Directors Plan). Options are non-transferable except in the case of transfers by gift to immediate family members or related entities with approval of the Compensation Committee or its designee.

During 2002, the 16 non-employee Directors of BB&T who participated in the stock option portion of the Directors Plan were granted options to purchase a total of 58,831 shares of BB&T Common Stock at an exercise price of $28.11 per share on July 1, 2002, and 13 non-employee Directors were granted options to purchase a total of 10,389 shares of BB&T Common Stock at an exercise price of $28.14 per share on December 31, 2002. The closing sale price of the BB&T Common Stock at December 31, 2002 was $36.99 per share.

Consulting Agreements

Messrs. Deal and Qubein and Dr. Janeway have executed Consulting Agreements with BB&T to provide business development consulting services for a period of ten years following their retirement. They will receive a sum equal to the annual retainer paid to BB&T’s Directors in effect at the time they begin such service. Such Directors have agreed not to serve as directors of, or advisers to, businesses which compete with BB&T and its subsidiaries during the time they serve as consultants to BB&T.

TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

Director Independence

During 2002 and 2003, the NYSE and the SEC proposed new standards or regulations relating to director independence. As a result, the standards for determining the independence of a Director from the Corporation are expected to be tightened. Although the proposed rules are not yet effective, the Board has taken actions to comply with certain of the proposed rules. These NYSE proposed rules permit the Board of Directors to adopt categorical standards of independence for its members in addition to the standards prescribed by the NYSE and the SEC. The Board has adopted such standards. Under these standards, a Director will be considered independent provided the relationships with the Corporation comply with the following standards:

1	All loans to Directors and their associates from the Corporation or its subsidiaries are made in compliance with the provisions of Federal Reserve Board Regulation O and are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable features and none of such credits can be classified as non-accrual, past due, restructured or potential problem.

2	All deposit, investment, fiduciary or other relationships with the Corporation or any of its subsidiaries are in the ordinary course of business and on substantially the same terms and conditions as available to other non-affiliated customers for comparable transactions of the subsidiary involved.

3	Any provision of goods or services to the Corporation or its subsidiaries or the obtaining of goods or services from the Corporation or its subsidiaries by a Director or his or her associates do not involve the receipt of more than 5% of either the annual revenue of the Corporation and its subsidiaries or of the Director and his or her associates. The receipt by a Director of benefits under BB&T’s Non-Employee Directors Deferred Compensation and Stock Option Plan or having entered into a Consulting Agreement which is only effective upon retirement from the Board will not be considered to affect independence.

The Board has applied the proposed NYSE standards and the foregoing categorical standards to each member of the Board of Directors and their associates and has determined that each of the members of the Audit, Compensation and Nominating Committees is independent of the Corporation and that 13 of the 17 Directors and nominees are independent of the Corporation.

Loans to Executive Officers and Directors

A number of BB&T’s Directors, members of Executive Management and their associates are customers of BB&T Bank Subsidiaries. Any extensions of credit made to them are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than normal risk of collectibility or present other unfavorable features. None of such credits are classified as non-accrual, past due, restructured or potential problem. All outstanding loans to such Executive Officers and Directors and their associates are current as to principal and interest. As of December 31, 2002, loans to current Directors, Executive Officers and their related interests totaled approximately $38.9 million, or approximately 0.53% of BB&T’s consolidated shareholders equity at such date.

Agreement with Mr. Sasser

In connection with the merger of UCB into BB&T, a Settlement and Non-Competition Agreement between E. Rhone Sasser, a BB&T Director, and BB&T (the “Sasser Settlement Agreement”) was entered into effective July 1, 1997. The Sasser Settlement Agreement settled BB&T’s obligations to Mr. Sasser under his then existing employment agreement with UCB and provides that Mr. Sasser will be prohibited, for a period of ten years, from engaging, directly or indirectly, in the banking or financial services business anywhere in the states of North Carolina, South Carolina or Virginia, or in any county contiguous to these states, and soliciting any depositors or customers of BB&T or its subsidiaries or inducing any employees of BB&T or its subsidiaries to terminate their employment with BB&T. The Sasser Settlement Agreement further provides that BB&T will pay annually to Mr. Sasser the sum of $769,392 (to be adjusted annually in accordance with the Consumer Price Index) until Mr. Sasser attains the age of 65, at which time Mr. Sasser will receive annually an amount equal to 70% of the amount paid Mr. Sasser during the final year under the Sasser Settlement Agreement (estimated to be approximately $623,000), reduced by amounts payable to Mr. Sasser under the UCB Pension Plan and UCB Benefit Equivalency Plan. The payments provided for under the Sasser Settlement Agreement will be made to Mr. Sasser for his life and, after his death, to his current wife for her life, if she survives him, in the annual amount equal to 35% of the amount paid Mr. Sasser during the final year under the Sasser Settlement Agreement (estimated to be approximately $312,000), reduced by amounts payable to Mr. Sasser’s wife under the UCB Pension Plan and the UCB Benefit Equivalency Plan. If Mr. Sasser dies prior to age 65, the payments that would otherwise have been made to him will continue until the date he would have reached age 65, at which time the payments to his current wife would begin (if she survives to that date). In addition, Mr. Sasser is entitled to certain miscellaneous benefits, including the continuation of certain life, health and welfare benefits. If any of the amounts payable under the Sasser Settlement Agreement are subject to, or cause any other payments to be subject to, excess tax under Section 4999 of the Code as excess parachute payments under Section 280G of the Code, BB&T will indemnify Mr. Sasser on an after-tax basis for any excise tax, plus any penalties or interest, plus any excess taxes and income taxes on the indemnity amounts. The Sasser Settlement Agreement also provides that BB&T will use its best efforts, subject to the fiduciary duties of the Board of Directors, to re-elect Mr. Sasser to the BB&T Board of Directors until his 70th birthday.

Agreement with Mr. Morrison

In connection with the merger of OVB into BB&T, J. Holmes Morrison, a BB&T Director, entered into a five-year Employment Agreement with Branch Bank effective July 6, 2000 to be employed as an Executive Vice President of Branch Bank and Chairman and Chief Executive Officer of West Virginia Operations for two years or, at his election, a shorter time to be not less than one year. Mr. Morrison will receive an annual base salary at least equal to $510,000 and an annual bonus at least equal to $300,000 while so employed. For the balance of the five-year term, he will become Chairman of the West Virginia Board of Advisors and receive a base salary of at least $300,000 and an annual bonus of at least $100,000. In addition, Branch Bank agreed to pay Mr. Morrison conditional amounts upon completion of certain contingencies related to the merger of OVB into BB&T. Each of these contingencies has been met and the corresponding amounts were paid prior to 2002. Mr. Morrison’s Employment Agreement also provides for his participation in BB&T’s Bonus Plan and Stock Plan on the same basis as similarly-situated officers of BB&T, subject to equitable adjustments to avoid duplication with any bonus earned prior to the OVB merger. Mr. Morrison will also receive, on the same basis as other similarly-situated officers of Branch Bank, employee pension and welfare benefits and group employee benefits such as sick leave, vacation, group disability and health, dental, life and accident insurance and similar indirect compensation that may be extended to similarly-situated officers. He will also receive perquisites on the same basis as similarly situated officers of Branch Bank. The Employment Agreement further provides that if Mr. Morrison terminates his employment for “Good Reason” or if Branch Bank terminates his employment other than for “Just Cause” or disability, and if he complies with certain non-competition provisions, he will be entitled to receive annual termination compensation of $400,000 until the end of the original five-year term. If any of the amounts payable under the Employment Agreement are subject to, or cause any other payments to be subject to, excess tax under Section 4999 of the Code as excess parachute payments under Section 280G of the Code, BB&T will indemnify Mr. Morrison on an after-tax basis for any excise tax, plus any penalties or interest, plus any excise taxes and income taxes on the indemnity amounts. BB&T also agreed that following the closing of the merger of OVB into BB&T, Mr. Morrison would be named to the BB&T Board of Directors to serve for so long as he is elected and qualifies, subject to the right of removal for cause, and that Mr. Morrison would be named to BB&T’s Executive Committee.

Transactions with Affiliates

Nelle Ratrie Chilton, a Director of BB&T, is an officer, director and shareholder of Dickinson Fuel Company and TerraCare, Inc., and a partner in Dickinson Properties Limited Partnership. During 2002, OVB paid TerraCare, Inc. $158,124 for landscaping services at bank offices. Management believes that the terms of these transactions were as favorable as could have been obtained from a non-affiliated entity. Management intends to utilize these services in 2003 and anticipates that the amount to be paid in 2003 will be substantially comparable to the amount paid in 2002.

BB&T has entered into a consulting services contract with Creative Services, Inc., an international management consulting firm owned by Nido R. Qubein, a Director of BB&T, under which Creative Services, Inc. advises management by providing organizational development expertise, including the conceptualization and creation of integrated corporate employee training materials and programs. Creative Services, Inc. was paid $500,220 under this contract in 2002. Management believes this contract is on terms as favorable as could have been obtained from other non-affiliated parties. Management intends to utilize these services in 2003 and anticipates that the amount to be paid in 2003 will be substantially comparable to the amount paid in 2002.

See also “Compensation Committee Interlocks and Insider Participation”, above.

PROPOSAL 2—APPROVAL OF AMENDMENTS TO THE

BB&T CORPORATION 1995 OMNIBUS STOCK INCENTIVE PLAN

The Board of Directors proposes that the shareholders approve certain amendments to the BB&T Corporation 1995 Omnibus Stock Incentive Plan, as amended and restated (the “Stock Plan”). The Stock Plan was originally adopted by the shareholders at the 1995 Annual Meeting. The amended and restated version of the Stock Plan was approved by the shareholders on April 23, 1996, and the Stock Plan was further amended and approved by shareholders on April 25, 2000. The Board of Directors now proposes that the shareholders approve additional amendments to increase the shares authorized for issuance under the Stock Plan. The proposal to amend the Stock Plan will be approved if the votes cast in favor of the proposal exceed the votes cast opposing it. Abstentions and shares held by a broker, as nominee, that are not voted on this matter will not be included in determining the number of votes cast on this proposal.

The discussion which follows summarizes the proposed amendments to the Stock Plan and describes the material terms of the current Stock Plan. The summary is subject, in all respects, to the terms of the Stock Plan. The Corporation will provide promptly, upon request and without charge, a copy of the full text of the Stock Plan to each person to whom a copy of this Proxy Statement is delivered. Requests should be directed to: Mr. Jerone C. Herring, Secretary, BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101.

Summary of the Stock Plan

The Board of Directors believes that the Stock Plan benefits the Corporation by (i) assisting it in recruiting and retaining employees with ability and initiative, (ii) providing greater incentive for employees of the Corporation and its related entities and (iii) associating the interests of employees with those of the Corporation, its related entities, and its shareholders through opportunities for increased stock ownership. Currently, a maximum of 29,000,000 shares of Common Stock may be issued under the Stock Plan, subject to (i) an annual increase (or “replenishment”) equal to 3% of the amount, if any, by which the total number of shares of Common Stock outstanding on the last day of each calendar year exceeds the total number of shares outstanding on the first day of the calendar year, and (ii) adjustment in the event of a stock split, stock dividend, recapitalization or similar event. Of the aggregate amount authorized for issuance under the Stock Plan, a total of 29,000,000 shares may be issued pursuant to the exercise of incentive stock options (“ISOs”). Under the current terms of the Stock Plan, certain annual participant award limitations also apply: (i) no participant may be granted options and SARs for more than 500,000 shares in any calendar year; (ii) no participant may receive shares of Common Stock pursuant to the grant of any awards for more than 500,000 shares during any calendar year; and (iii) no participant may receive awards payable in cash in excess of $2,000,000 during any calendar year. The individual award limitations are not proposed to be modified. As of March 3, 2003, the closing sale price of BB&T Common Stock on the NYSE was $32.52.

The Compensation Committee of the Board of Directors administers the Stock Plan. The Compensation Committee may delegate its authority to administer the Stock Plan to one or more officers of the Corporation. The Compensation Committee, however, may not delegate its authority with respect to participants who are subject to Section 16 of the Securities Exchange Act of 1934 (“Section 16”). As used in this summary, the terms “Administrator” or “Committee” mean the Compensation Committee and any delegate, as appropriate.

Each employee of the Corporation or a related entity is eligible to be selected to participate in the Stock Plan. The Corporation and related entities have approximately 23,500 employees. Certain non-employees are eligible to participate in the Stock Plan in conjunction with merger and acquisition transactions. The Administrator will select the individuals who will participate in the Stock Plan (“Participants”) but no person may participate in the Stock Plan while he is a member of the Compensation Committee. The Administrator may, from time to time, grant stock options, stock appreciation rights (“SARs”), restricted stock awards, performance shares and performance units to Participants.

Options granted under the Stock Plan may be ISOs or nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from the Corporation at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than 100% of the fair market value per share on the date of grant in the case of ISOs, and not less than 85% of the fair market value per share on the date of grant in the case of nonqualified stock options. To date, no nonqualified stock options have been granted for less than 100% of the fair market value per share on the date of grant. The option price may be paid in cash, with shares of Common Stock, or with a combination of cash and Common Stock.

SARs generally entitle the Participant to receive the lesser of (i) the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR or (ii) the initial value. The initial value of the SAR is determined by the Administrator at the time of the grant. The amount payable upon the exercise of an SAR may be paid in cash, Common Stock, or a combination of the two. SARs may be granted in relation to option grants (“corresponding SARs”) or independently of option grants. The difference between these two types of SARs is that to exercise a corresponding SAR, the Participant must surrender unexercised that portion of the stock option to which the corresponding SAR relates.

Participants also may be awarded shares of Common Stock pursuant to a restricted stock award. The Administrator, in its discretion, may prescribe that a Participant’s rights in a restricted stock award will be nontransferable or forfeitable, or both, unless certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Corporation or a related entity for a specified period or that the Corporation, a related entity, and/or the Participant achieves stated performance objectives. Currently, the vesting period of a restricted stock award is no less than three years, or no less than one year in the case of performance-based restricted stock awards.

The Stock Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a targeted number of shares of Common Stock if certain performance standards are met. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. The performance share requirements may include, for example, a requirement that the Participant continue employment with the Corporation or a related entity for a specified period or that the Corporation, a related entity, and/or the Participant achieve stated performance objectives. A performance share award generally will be earned based on the performance share value during each of the five valuation periods (each, a calendar year) following the date of the award. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Stock or by a combination of the two, as selected by the Administrator.

Performance units are performance-based awards payable, in the Administrator’s discretion, in shares of Common Stock, cash or a combination of Common Stock and cash. At the date of grant, the Committee will establish for each performance unit a (i) performance target and (ii) an applicable percentage (which cannot be less than zero, but which can exceed 100%) of the value of the performance unit to be paid to the Participant based upon the degree to which the performance target is met. A performance target is a profitability target which serves as the basis for valuing a performance unit. A performance target is based on certain performance factors and criteria selected by the Committee, including but not limited to earnings per share, return on equity and return on assets. A performance unit award is earned based on the performance unit value during each valuation period (generally, a calendar year) following the date of the award. The Committee will establish the number of valuation periods applicable to a performance unit, which number may not be less than three. The value of a performance unit equals the applicable percentage, as set by the Committee, times the fair market value of the Common Stock on the date of grant, plus such other nominal value as may be set by the Committee.

Generally, a Participant’s right to earn shares of Common Stock or cash under a performance unit award will terminate if the Participant’s employment with the Corporation or a subsidiary ends for reasons other than death, legal disability or retirement. However, a Participant will be entitled to receive payment for awards earned in a valuation period that ended before termination. In addition, Participants may be entitled to receive payment on a pro rated basis based upon service during a portion of a valuation period in the event of termination due to retirement, death or legal disability.

Prior to February 25, 2003, the Stock Plan had no provision that prohibited the Compensation Committee from repricing a previously granted stock option. While no repricing has ever occurred or been proposed, current emphasis on corporate governance led the Board to conclude that it is appropriate to specifically prohibit such action without shareholder approval. Accordingly, the Board of Directors has amended the Plan, effective February 25, 2003, to effect such prohibition. This amendment did not require shareholder approval.

No awards may be made under the Stock Plan after April 9, 2005. The Board of Directors may terminate the Stock Plan sooner without further action by shareholders. The Board of Directors also may amend the Stock Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the Stock Plan or changes the class of individuals who may be selected to participate in the Stock Plan will become effective unless it is approved by shareholders. Shareholder approval is also required for certain other types of amendments to the Stock Plan pursuant to Section 162(m) of the Code.

Generally, awards granted under the Stock Plan are not transferable except by will or the laws of descent and distribution. However, nonqualified options may be transferred by gift to family members and related entities upon approval by the Compensation Committee or its designee.

Federal Income Tax Consequences

The Corporation has been advised by counsel regarding the federal income tax consequences of the Stock Plan. The following summary briefly describes the principal federal income tax consequences of awards under the Stock Plan. The summary is not intended to cover all tax consequences that may apply to a particular participant or to BB&T. No income is recognized by a Participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option if certain holding periods and other ISO requirements are met. Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price.

No income is recognized upon the grant of an SAR, but upon exercise the Participant generally must recognize income equal to any cash that is paid and the fair market value of Common Stock that is received in settlement of the SAR.

The Participant will recognize income on account of a stock award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the Participant is equal to the fair market value of the Common Stock received on that date.

The Participant will recognize income on account of the settlement of a performance share or performance unit award. The Participant will recognize income equal to any cash that is paid and the fair market value of shares of Common Stock that are received in settlement of the award (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture).

The employer (either the Corporation or a related entity) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or SAR, the vesting of a restricted stock award, and the settlement of a performance share or performance unit award. The amount of the deduction generally is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an ISO.

Summary of Proposed Amendments to the Stock Plan

The Board of Directors adopted certain amendments to the Stock Plan to be effective February 25, 2003, subject to shareholder approval of the two amendments described below.

Amendment to Increase the Maximum Number of Shares Issuable Under the Plan. As presently approved by the shareholders, the Stock Plan authorizes the issuance of up to 29,000,000 shares of the Corporation’s common stock, which has been adjusted to 37,227,589 as a result of the Stock Plan’s replenishment and anti-dilution provisions, discussed above. As of March 3, 2003, awards have been made for 29,462,519 shares of the Corporation’s Common Stock, resulting in only 7,765,070 shares being available for issuance under the Stock Plan. In order for the Stock Plan to continue to provide an incentive for highly-qualified employees (including employees of acquired companies) to serve or continue service with the Corporation, to more closely align the interest of such officers and employees with the shareholders and to provide stock-based compensation comparable to that offered by other financial institutions, the Board of Directors believes that the number of shares of the Corporation’s common stock authorized for issuance should be increased by an additional 9,000,000 shares to a total of 38,000,000 shares (subject to the replenishment and anti-dilution provisions discussed above).

Amendment Relating to Maximum Number of ISOs Issuable Under the Plan. In addition, the Stock Plan currently provides that no more than 29,000,000 shares may be issuable pursuant to ISOs, subject to the anti-dilution adjustments described above. Although the Compensation Committee intends that BB&T’s general practice starting in 2003 will be to grant nonqualified stock options, the Board believes it is in the best interest of BB&T to retain the flexibility to grant ISOs if the Compensation Committee determines to do so, and thus the Board has approved an amendment to the Stock Plan providing that the maximum aggregate number of shares which may be issued pursuant to ISOs may not exceed 38,000,000, subject to the anti-dilution adjustment provisions described above. This ISO limitation and the overall share limitation described in the paragraph above operate in conjunction with each other, so that (i) the maximum number of shares that may be issued pursuant to any awards, including ISOs, may not exceed 38,000,000, subject to the anti-dilution and replenishment provisions described above, and (ii) the maximum number of shares that may be issued pursuant to ISOs may not exceed 38,000,000 of the shares authorized in (i) above, subject to the anti-dilution provisions described above. Shareholder approval of the amendment to increase the number of shares which may be issued pursuant to ISOs is required by applicable tax law.

New Plan Benefits

The selection of individuals who will receive awards under the Stock Plan, if the amendments described above are approved by the shareholders, and the size and types of awards, will be determined by the Committee in its discretion. The amount of any such award under the Stock Plan is not yet determinable due to vesting, performance and other requirements. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees in 2003. The number of shares of BB&T Common Stock subject to options granted in 2002 and the LTIP performance unit awards made under the Stock Plan during 2002 to the BB&T Named Executives are set forth under “Compensation of Executive Officers—Summary Compensation Table,—Option Grants in Last Fiscal Year, and—Long-Term Incentive Plan—Awards in Last Fiscal Year”.

THE BB&T BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENTS TO THE STOCK PLAN.

PROPOSAL 3—RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS

INDEPENDENT AUDITORS FOR 2003

The Audit Committee of the Board of Directors has engaged the firm of PricewaterhouseCoopers LLP as independent auditors to examine the books of BB&T and subsidiaries for the year 2003, and to report on the consolidated balance sheets, statements of income and other related statements of BB&T and subsidiaries. The shareholders of BB&T are being asked to ratify the appointment of PricewaterhouseCoopers LLP for 2003. PricewaterhouseCoopers LLP has served as independent auditors for BB&T since March 19, 2002. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to questions posed by the shareholders. Ratification of the reappointment of PricewaterhouseCoopers LLP as BB&T’s independent auditors requires the affirmative vote of a majority of the shares of BB&T Common Stock voting on such matter. Abstentions and shares held by a broker, as nominee, that are not voted on this matter will not be included in determining the number of votes cast. In the event shareholders do not ratify the decision of the Audit Committee to reappoint PricewaterhouseCoopers LLP as BB&T’s independent auditors for the year 2003, the Audit Committee will reconsider its decision.

On March 19, 2002, the Corporation terminated the engagement of Arthur Andersen as its independent auditors. Arthur Andersen had served as the Corporation’s independent auditors for the fiscal year ended December 31, 2001. The decision to terminate the engagement of Arthur Andersen was recommended by the Corporation’s Audit Committee and approved by its Board of Directors.

Arthur Andersen’s report on the financial statements of the Corporation for the years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and March 19, 2002, there were no disagreements between BB&T and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and March 19, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Commission).

During the years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and March 19, 2002, the Corporation did not consult with PricewaterhouseCoopers LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Corporation’s financial statements or (iii) any matter that was either the subject of a disagreement or a reportable event (as described above).

The aggregate fees billed BB&T during 2002 by PricewaterhouseCoopers LLP for services rendered are set forth in the following table:

Type of Service	Amount of Fee
Audit Fees	$1,358,075
Financial Information Systems Design and Implementation Fees	0
All Other Fees:
Audit-Related Fees(1)	446,291
Other Fees(2)	600,419

Total All Other Fees	1,046,710

Total Fees Paid	$2,404,785

(1)	Audit-Related Fees include statutory audits of subsidiaries, employee benefit plan audits, accounting advisory services, various attestation services under professional standards, assistance with registration statements, comfort letters and consents.
(2)	Other Fees consist of tax compliance and tax advisory services.

The Audit Committee considered the compatibility of the non-audit-related services performed by and fees paid to PricewaterhouseCoopers LLP in 2002 and the proposed non-audit-related services and proposed fees for 2003 and determined that such services and fees are compatible with the independence of the auditors. During 2002, PricewaterhouseCoopers LLP did not utilize any leased personnel in connection with the audit.

THE BB&T BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO RATIFY PRICEWATERHOUSECOOPERS LLP AS BB&T’S INDEPENDENT AUDITORS FOR 2003.

OTHER MATTERS

Proposals for 2004 Annual Meeting

Under regulations of the Commission, any shareholder desiring to make a proposal to be acted upon at the 2003 Annual Meeting of Shareholders must present such proposal to BB&T at its principal office in Winston-Salem, North Carolina by November 20, 2003 for the proposal to be considered for inclusion in BB&T’s proxy statement.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder even if the proposal is not to be included in BB&T’s proxy statement, the BB&T bylaws provide that the shareholder must give timely notice in writing to the Secretary of BB&T at least 60 days prior to the date one year from the date of the immediately preceding annual meeting. As to each matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name of, record address of, and class and number of shares beneficially owned by, the shareholder proposing such business and (iii) any material interest, direct or indirect, of the shareholder in such business. A proxy may confer discretionary authority to vote on any matter at an annual meeting if BB&T does not receive proper notice of the matter within the time frame described above.

Other Business

The BB&T Board knows of no other matter to come before the Annual Meeting. However, if any other matter requiring a vote of the shareholders arises, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

John A. Allison IV

Chairman and Chief Executive Officer

Dated: March 19, 2003

Exhibit A

CHARTER

OF THE AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS OF BB&T CORPORATION

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. Upon determination by the Board of Directors that any member fully qualifies as a financial expert as defined by the Commission, at least one such member will be appointed to the Audit Committee. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed and may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend any meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.
(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.
(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information as permissible, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (to consist of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management, the general auditor, and the independent auditor the major financial risks and exposures and the steps management has taken to monitor, minimize or control such risks or exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls. In the event of financial information restatement due to material noncompliance as a result of misconduct, the Audit Committee will establish procedures that address forfeiture of bonuses and profits for the CEO/CFO.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors.

11.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

12.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

13.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

14.	Ensure that the internal audit department functionally reports directly to the Audit Committee.

15.	Review the appointment and replacement of the senior internal auditing executive.

16.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

17.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

18.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

19.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

21.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

22.	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing laws and regulations as the Audit Committee or the Board deems necessary or appropriate.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

SOUTHERN NATIONAL CORPORATION

1995 OMNIBUS STOCK INCENTIVE PLAN

Effective April 10, 1995

(As Amended and Restated Effective April 23, 1996)

SOUTHERN NATIONAL CORPORATION

1995 OMNIBUS STOCK INCENTIVE PLAN

ARTICLE I

DEFINITIONS

1.01.    Agreement means a written agreement (including any amendment or supplement thereto) between SNC and a Participant specifying the terms and conditions of an award of Restricted Stock, Performance Shares or Performance Units or an Option or SAR granted to such Participant.

1.02.    Applicable Percentage means the same percentage, in multiples of 5%, by which the Performance Share Value during a Valuation Period exceeds the Fair Market Value of SNC Common Stock on the date that a Performance Share award was granted. The Applicable Percentage cannot be less than zero but can exceed 100%.

1.03.    Board means the Board of Directors of SNC.

1.04.    Code means the Internal Revenue Code of 1986, as amended.

1.05.    Committee means the Compensation Committee of the Board appointed to administer the Plan.

1.06.    Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to SNC, unexercised, of that portion of the Option to which the SAR relates.

1.07.    Date of Exercise means (i) with respect to an Option, the date that the Option price is received by SNC and (ii) with respect to an SAR, the date that the notice of exercise is received by SNC.

1.08.     Fair Market Value means, on any given date, the closing price of SNC Common Stock as reported on the New York Stock Exchange. If SNC Common Stock was not traded on the New York Stock Exchange on such date, then Fair Market Value is determined with reference to the next preceding day that SNC Common Stock was so traded.

1.09.    Initial Value means, with respect to an SAR, the Fair Market Value of one share of SNC Common Stock on the date of grant, as set forth in an Agreement.

1.10.    Legal Disability means that a Participant is permanently and totally disabled within the meaning of Code section 22(e)(3).

1.11.    Option means a stock option that entitles the holder to purchase from SNC a stated number of shares of SNC Common Stock at the price set forth in an Agreement.

1.12.    Participant means an employee of SNC or of a Subsidiary, including an employee who is a member of the Board, or a non-employee who satisfies the requirements of Article IV and is selected by the Committee to receive a Restricted Stock, Performance Share or Performance Unit award, an Option, an SAR, or a combination thereof.

1.12a    Payout Ratio means with respect to a Performance Unit the ratio determined by dividing the Performance Measure by the Performance Target.

1.13.    Performance Share means an award, in the amount determined by the Committee and specified in an Agreement, stated with reference to a specified number of shares of SNC Common Stock, that entitles the holder

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to receive shares of SNC Common Stock, a cash payment, or a combination of SNC Common Stock and cash, in accordance with the provisions of Article X. The Committee, in its discretion, will determine whether a Performance Share will be settled with shares of SNC Common Stock, cash or a combination of SNC Common Stock and cash.

1.14.      Performance Share Value means the lowest Fair Market Value of SNC Common Stock during a Valuation Period.

1.14a.    Performance Measure means the dollar amount of compensation as determined by the Committee which is credited to a Participant pursuant to a Performance Unit award based on the extent to which a profitability target is achieved during the Valuation Period. The profitability target may be based on earnings per share, return on equity or any other financial measure selected by the Committee. The Performance Measure may be expressed as a percentage of the Participant’s base salary and may be more or less than the Performance Target according to the extent to which the profitability target is achieved during the Valuation Period.

1.14b.    Performance Target means the dollar amount of compensation as determined by the Committee which is established by the Committee as a target to be paid to a Participant pursuant to a Performance Unit award if the profitability target established by the Committee is achieved during the Valuation Period. The Performance Target may be expressed as a percentage of the Participant’s base salary.

1.14c.    Performance Unit means an award, in an amount determined by the Committee and specified in an Agreement, that entitles the holder to receive Shares of SNC Common Stock, a cash payment or a combination of SNC Common Stock and cash, in accordance with Article X(A). The Committee, in its discretion, will determine whether a Performance Unit will be settled with shares of SNC Common Stock, cash or a combination of SNC Common Stock and cash.

1.15.    Plan means the Southern National Corporation 1995 Omnibus Stock Incentive Plan, as it may be hereafter amended or restated.

1.16.    Restricted Stock means shares of SNC Common Stock awarded to a Participant under Article IX. Shares of SNC Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risks of forfeiture.

1.17.    Retirement means that a Participant has separated from service on or after his earliest early retirement date established under a tax-qualified pension or profit sharing plan maintained by SNC or a Subsidiary in which he participates.

1.18.    SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of SNC Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of SNC Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the Date of Exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.19.    SNC means Southern National Corporation.

1.20.    SNC Common Stock means the common stock, $5.00 par value, of SNC.

1.21.    Subsidiary means any “subsidiary corporation” as such term is defined in Code section 424.

1.22.    Valuation Period means the period beginning on January 1 of the year in which a Performance Share award is granted and ending on the following December 31. There shall be five Valuation Periods with respect to

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each Performance Share award. With respect to Performance Unit awards, there shall be such number of Valuation Periods as are determined by the Committee at the time of grant of such award, but in no event less than three Valuation Periods.

ARTICLE II

PURPOSES

The Plan is intended to assist SNC in recruiting and retaining employees with ability and initiative by enabling employees to participate in its future success and to associate their interests with those of SNC and its shareholders. The Plan is intended to permit the award of shares of Restricted Stock, the award of Performance Shares, the award of Performance Units, the grant of SARs, and the grant of both Options qualifying under Code section 422 (“incentive stock options”) and Options not so qualifying. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by SNC from the sale of SNC Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

Except as provided in this Article III, the Plan shall be administered by the Committee. The Committee shall have authority to award Restricted Stock, Performance Shares and Performance Units and to grant Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of Restricted Stock. Notwithstanding any such condition, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised or the time at which Restricted Stock may become transferable or nonforfeitable. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, or Option, SAR, Restricted Stock award, Performance Share award or Performance Unit award. All expenses of administering this Plan shall be borne by SNC.

The Committee, in its discretion, may delegate to one or more officers of SNC, all or part of the Committee’s authority and duties with respect to Participants who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as in effect from time to time. In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee’s delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

ELIGIBILITY

4.01.    General.    Any employee of SNC or of any Subsidiary (including any corporation that becomes a Subsidiary after the adoption of this Plan) is eligible to participate in this Plan if the Committee, in its sole

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discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of SNC or a Subsidiary. Any such employee may receive an award of Restricted Stock, Performance Shares or Performance Units or may be granted one or more Options, SARs, or Options and SARs. A Director of SNC who is an employee of SNC or a Subsidiary may receive an award of Restricted Stock, Performance Shares and Performance Units and may be granted Options or SARs under this Plan. Further, the Committee may from time to time in its sole discretion make awards of Restricted Stock, Performance Shares and Performance Units and may grant Options or SARs to non-employees or non-key employees in conjunction with mergers and acquisition transactions. A member of the Committee may not participate in this Plan during the time that his participation would prevent the Committee from being “disinterested” for purposes of Securities and Exchange Commission Rule 16b-3 as in effect from time to time.

4.02.    Grants.    The Committee will designate individuals to whom Restricted Stock, Performance Shares and Performance Units are to be awarded and to whom Options and SARs are to be granted and will specify the number of shares of SNC Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. All Restricted Stock, Performance Share and Performance Unit awards, and all Option and SAR grants, under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt. Incentive stock options may be granted only to individuals who are employees of SNC or a Subsidiary or are otherwise eligible to receive such awards under Section 422 of the Code, as such provision may be hereafter amended. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of SNC and its Subsidiaries) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding $100,000. No Participant may be granted Options and SARs that are not related to an Option in any calendar year for more than 30,000 shares of SNC Common Stock. In addition, in any calendar year, no Participant may receive shares of SNC Common Stock pursuant to the grant of any awards made under the Plan for more than a total of 100,000 shares of SNC Common Stock. (For purposes of the preceding two sentences an Option and related SAR shall be treated as a single award.) In addition, in any calendar year, no Participant may receive awards under the Plan payable in cash having an aggregate dollar value in excess of $300,000.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01.    Source of Shares.    Upon the award of shares of Restricted Stock and when a Performance Share or Performance Unit is earned, SNC may issue authorized but unissued SNC Common Stock. Upon the exercise of an Option or SAR, SNC may deliver to the Participant (or the Participant’s broker if the Participant so directs), authorized but unissued SNC Common Stock.

5.02.    Maximum Number of Shares.    The maximum aggregate number of shares of SNC Common Stock that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Stock and the settlement of Performance Shares and Performance Units under this Plan is six million, subject to increases and adjustments as provided in this Article V and Article XI.

5.03.    Replenishment.    The maximum number of shares authorized for issuance under this Plan under Section 5.02 shall be increased each calendar year by 3% (the Replenishment Percentage) of the amount, if any, by which the total number of shares of SNC Common Stock outstanding as of the last day of such calendar year exceeds the total number of shares of SNC Common Stock outstanding as of the first day of such calendar year. Provided, however, that: (i) in no event shall the total number of shares authorized for issuance under this Plan exceed 10% of authorized and outstanding SNC Common Stock as of the time of any replenishment adjustment and (ii) for calendar year 1995, the first day of the calendar year shall be deemed to be May 23, 1995 (the date of SNC’s 1995 annual shareholders’ meeting). The issuance of shares of SNC Common Stock under this Plan and the application of Article XI shall be disregarded for purposes of applying the preceding sentence.

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5.04.    Incentive Stock Options.    Sections 5.02 and 5.03 to the contrary notwithstanding, the maximum aggregate number of shares of SNC Common Stock that may be issued pursuant to the exercise of Options that are incentive stock options granted under this Plan is six million, subject to adjustment as provided in Article XI.

5.05.    Forfeitures, etc.    If an Option or SAR is terminated, in whole or in part, for any reason other than its exercise, the number of shares of SNC Common Stock allocated to the Option or SAR or portion thereof may be reallocated to other Options, SARs, Restricted Stock awards, Performance Share awards and Performance Unit awards to be granted under this Plan. Any shares of Restricted Stock that are forfeited may be reallocated to other Options, SARs or Restricted Stock awards to be granted under this Plan.

ARTICLE VI

OPTION PRICE

The price per share for SNC Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant; provided, however, that the price per share for SNC Common Stock purchased on the exercise of any non-incentive stock option shall not be less than eighty-five percent (85%) of the Fair Market Value on the date the Option is granted. The price per share for SNC Common Stock purchased on the exercise of any incentive stock option shall not be less than one-hundred percent (100%) of the Fair Market Value on the date the Option is granted.

ARTICLE VII

EXERCISE OF OPTIONS

7.01.    Maximum Option or SAR Period.    The maximum period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant except that no Option that is an incentive stock option and any Corresponding SAR that relates to such Option shall be exercisable after the expiration of ten years from the date the Option or SAR was granted. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

7.02.    Nontransferability.    Any Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution, or, in the Committee’s sole discretion, pursuant to a beneficiary designation acceptable to the Committee. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. During the lifetime of a Participant to whom an Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

ARTICLE VIII

METHOD OF EXERCISE

8.01.    Exercise.    An Option or SAR granted under this Plan shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VII and XII, an Option or SAR may be exercised in whole at any time or in part from time to time, and an Option or SAR shall vest, at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted

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under this Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

8.02.    Payment.    Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of SNC Common Stock to SNC. If SNC Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the Date of Exercise) that is not less than such price or part thereof.

8.03.    Determination of Payment of Cash and/or SNC Common Stock Upon Exercise of SAR.    At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, SNC Common Stock, or a combination of cash and SNC Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

8.04.    Shareholder Rights.    No Participant shall have any rights as a stockholder with respect to shares subject to an Option or SAR until the Date of Exercise of such Option or SAR.

ARTICLE IX

RESTRICTED STOCK

9.01.    Award.    In accordance with the provisions of Article IV, the Committee will designate each individual to whom an award of Restricted Stock is to be made and will specify the number of shares of SNC Common Stock covered by the award.

9.02.    Vesting.    The Committee, on the date of the award, may prescribe that a Participant’s rights in the Restricted Stock shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of SNC and its Subsidiaries before the expiration of a stated term or if SNC, SNC and its Subsidiaries or the Participant fail to achieve stated objectives.

9.03.    Shareholder Rights.    Prior to their forfeiture in accordance with the terms of the Agreement and while the shares are Restricted Stock, a Participant will have all rights of a shareholder with respect to Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock except by will or the laws of descent and distribution or, in the Committee’s sole discretion, pursuant to a beneficiary designation acceptable to the Committee, (ii) SNC shall retain custody of the certificates evidencing shares of Restricted Stock, and (iii) the Participant will deliver to SNC a stock power, endorsed in blank, with respect to each award of Restricted Stock. The limitations set forth in the preceding sentence shall not apply after the shares cease to be Restricted Stock.

ARTICLE X

PERFORMANCE SHARE AWARDS

10.01.    Award.    In accordance with the provisions of Article IV, the Committee will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of SNC Common

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Stock covered by the award. The number of shares of SNC Common Stock covered by a Performance Share award is merely a target; the number of shares of SNC Common Stock earned and issued under a Performance Share award may be more or less than the target based on the Applicable Percentage.

10.02.    Earning the Award.    A Performance Share award will be earned based on the Performance Share Value during each of the five Valuation Periods following the date of award. The number of shares of SNC Common Stock earned under a Performance Share award as of the end of a Valuation Period will be equal to the product of (i) the number of shares covered by the Performance Share award and (ii) the Applicable Percentage; provided, however, that such product shall be reduced by the number of shares of SNC Common Stock earned or, in the case of a cash payment, the number of shares represented by the payment, in a prior Valuation Period with respect to the same Performance Share Award.

10.03.    Employment.    Section 10.02 to the contrary notwithstanding, a Participant’s right to earn additional shares of SNC Common Stock or cash payments under Performance Share awards shall terminate if the Participant’s employment with SNC and its Subsidiaries ends for reasons other than death, Legal Disability or Retirement. The preceding sentence shall not affect a Participant’s right to receive shares of SNC Common Stock or cash payments that were earned in a Valuation Period that ended before the Participant’s termination of employment. If a Participant’s employment with SNC and its Subsidiaries ends on account of death, Legal Disability or Retirement, the Participant (or the Participant’s estate or designated beneficiary in the case of his death) shall be entitled to receive shares of SNC Common Stock or cash payment to the extent that Performance Shares are earned in Valuation Periods preceding the Participant’s termination of employment and the next following Valuation Period.

10.04.    Issuance of Shares.    To the extent that a Performance Share award is settled with SNC Common Stock, the shares of SNC Common Stock earned in accordance with Section 10.02 shall be issued to the Participant as soon as practicable after the end of the Valuation Period; provided, however, that no shares shall be issued unless the Committee certifies the number of shares of SNC Common Stock earned by the Participant during that Valuation Period. A fractional share shall not be issuable under this Article X but instead will be settled in cash.

10.05.    Settlement in Cash.    To the extent that a Performance Share award is settled in cash, the payment will be made in a single sum as soon as practicable after the end of the Valuation Period; provided, however, that no payment shall be made unless the Committee certifies the amount earned by the Participant during that Valuation Period. To the extent that a Performance Share award is settled in cash, the amount of cash payable under a award shall equal the Fair Market Value number of shares of SNC Common Stock earned during the Valuation Period on the date that the Committee certifies the Participant’s right to receive the payment.

10.06.    Shareholder Rights.    No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and SNC Common Stock is issued to the Participant. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive payment thereunder other than by will or the laws of descent and distribution, or in the Committee’s sole discretion, pursuant to a beneficiary designation acceptable to the Committee.

ARTICLE X(A)

PERFORMANCE UNIT AWARDS

10(A).01.    Award.    In accordance with the provisions of Article IV, the Committee will designate individuals to whom an award of Performance Units is to be granted. At the date of grant, the Committee shall establish for each Performance Unit award: (i) the Performance Measure and (ii) the Performance Target to be paid to the Participant if the Performance Measure is met during the applicable Valuation Periods. The number of

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Performance Units granted to the Participant will equal the Performance Target of the Participant divided by the Fair Market Value of a share of SNC Common Stock on the date of grant.

10(A).02.    Earning the Award.    A Performance Unit award will be earned based on the value of each Performance Unit at the end of that number of Valuation Periods following the date of award as determined to be applicable by the Committee, which number shall not be less than three. As soon as practical after the expiration of the Valuation Period as the audited financial statements of the Corporation for the preceding calendar year are available to the Committee, the Committee will determine the value for each Performance Unit. The value of a Performance Unit will equal the Payout Ratio times the Fair Market Value of the SNC Common Stock on the date of grant of the Performance Unit (or such other nominal value as may be set by the Committee).

10(A).03.    Employment.    Section 10(A).02 to the contrary notwithstanding, a Participant’s right to earn shares of SNC Common Stock or cash payments under Performance Unit awards shall terminate if the Participant’s employment with SNC and its Subsidiaries ends for reasons other than death, Legal Disability or Retirement. The preceding sentence shall not affect a Participant’s right to receive shares of SNC Common Stock or cash payments that were earned in a Valuation Period that ended before the Participant’s termination of employment. If a Participant’s employment with SNC and its Subsidiaries ends on account of death, Legal Disability or Retirement, the Participant (or the Participant’s estate or designated beneficiary in the case of his death), shall, in the Committee’s discretion, be entitled to receive shares of SNC Common Stock or cash payment on a prorated basis to the extent that Performance Units are earned in Valuation Periods preceding the Participant’s termination of employment and the next following Valuation Period. In such event; the percentage of Performance Units to be paid shall equal (i) the number of full calendar months between the date of grant of the award and the date of termination of employment, divided by (ii) the total number of months in the Valuation Period.

10(A).04    Issuance of Shares.    To the extent that a Performance Unit award is settled with SNC Common Stock, the shares of SNC Common Stock having a value equal to the Performance Units earned in accordance with Section 10(A).02 shall be issued to the Participant as soon as practicable after the end of the Valuation Period; provided, however, that no shares shall be issued unless the Committee certifies the number of shares of SNC Common Stock earned by the Participant during that Valuation Period. A fractional share shall not be issuable under this Article X(A) but instead will be settled in cash.

10(A).05    Settlement in Cash.    To the extent that a Performance Unit award is settled in cash, the payment will be made in a single sum as soon as practicable after the end of the Valuation Period; provided, however, that no payment shall be made unless the Committee certifies the amount earned by the Participant during that Valuation Period. To the extent that a Performance Unit award is settled in cash, the amount of cash payable under a Performance Unit award shall equal the value of the Performance Units earned during the Valuation Period. The Committee shall certify the Participant’s right to receive the payment.

10(A).06    Shareholder Rights.    No Participant shall, as a result of receiving an award of Performance Units, have any rights as a shareholder until and to the extent that the award of Performance Units is earned and SNC Common Stock is issued to the Participant. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Unit award or the right to receive payment thereunder other than by will or the laws of descent and distribution, or, in the Committee’s sole discretion, pursuant to a beneficiary designation acceptable to the Committee.

ARTICLE XI

ADJUSTMENT UPON CHANGE IN SNC COMMON STOCK

The maximum number of shares that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Stock and the settlement of Performance Shares and Performance Units under this Plan and the Replenishment Percentage in Section 5.03 shall be proportionately adjusted, and the terms of outstanding

9

Restricted Stock awards, Performance Share awards, Performance Unit awards, Options and SARs shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) SNC (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to that awards of Restricted Stock, Performance Shares or Performance Units may become vested or earned only during employment or within a specified period of time after termination of employment, the Committee may which Code section 424 applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XI by the Committee shall be final and conclusive.

The issuance by SNC of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of SNC convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards of Restricted Stock, Performance Shares, Performance Units, Options or SARs.

The Committee may make awards of Restricted Stock, Performance Shares and Performance Units and may grant Options and SARs in substitution for stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of SNC or a Subsidiary in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Article V), the terms of such substituted Restricted Stock, Performance Share and Performance Unit awards and Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no SNC Common Stock shall be issued, no certificates for shares of SNC Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which SNC‘s shares may be listed. SNC shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence SNC Common Stock for which shares of Restricted Stock are awarded, Performance Shares or Performance Units were earned or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no SNC Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until SNC has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIII

GENERAL PROVISIONS

13.01.    Effect on Employment.    Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of SNC or a Subsidiary or in any way affect any right and power of SNC or a Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefor.

13.02.    Unfunded Plan.    The Plan, insofar as it provides for grants, shall be unfunded, and SNC shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of SNC to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of SNC shall be deemed to be secured by any pledge of, or other encumbrance on, any property of SNC.

10

13.03.    Rules of Construction.    Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04.    Employee Status.    For purposes of determining the applicability of Code section 422 (relating to incentive stock options), or in the event that the terms of any Option or SAR provide that it may be exercised or decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

ARTICLE XIV

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of SNC Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any outstanding Restricted Stock, Performance Share or Performance Unit award or under any Option or SAR outstanding at the time such amendment is made.

ARTICLE XV

DURATION OF PLAN

No awards of Restricted Stock, Performance Shares and Performance Units and no grants of Options and SARs may be made under this Plan after April 9, 2005. Restricted Stock, Performance Share and Performance Unit awards and Options and SARs granted before that date shall remain valid in accordance with their terms.

ARTICLE XVI

EFFECTIVE DATE OF PLAN

Awards of Restricted Stock, Performance Shares and Performance Units may be made and Options and SARs may be granted under this Plan upon its adoption by the Board, provided that no Restricted Stock, Performance Share or Performance Unit award, Option or SAR will be effective unless this Plan is approved by shareholders holding a majority of SNC’s outstanding voting stock, voting either in person or by proxy at a duly held shareholders’ meeting within twelve months of such adoption.

11

1997 DECLARATION OF AMENDMENT TO

BB&T CORPORATION

OMNIBUS STOCK INCENTIVE PLAN

THIS DECLARATION OF AMENDMENT, made the 28th day of October, 1997, by BB&T CORPORATION (the “Company”), as sponsor of the BB&T Corporation Omnibus Stock Incentive Plan (the “Plan”).

R E C I T A L S:

It is deemed advisable for the Company to amend the Plan to allow a Participant to designate a beneficiary to exercise any Options or SARs granted to him under the Plan upon his death and to make certain other changes deemed necessary or desirable.

NOW, THEREFORE, it is declared, that effective as of the date hereof, the Plan shall be and hereby is amended by adding the following new material to the end of Section 7.02 of the Plan:

“Notwithstanding the foregoing, on a beneficiary designation form provided by the Committee, a Participant may designate a beneficiary to exercise any Option or SAR granted to him under the Plan upon his death. The designation of a beneficiary in accordance with this Section 7.02 shall not constitute a transfer.”

IN WITNESS WHEREOF, this Amendment has been executed by the Company as of the day and year first above written.

BB&T CORPORATION

By:	/s/ ROBERT E. GREENE
Senior Executive Vice President

Attest:

/s/ JERONE C. HERRING
Secretary

[Corporate Seal]

1997 DECLARATION OF AMENDMENT TO

BB&T CORPORATION

INCENTIVE STOCK OPTION PLAN

THIS DECLARATION OF AMENDMENT, made the 28th day of October, 1997, by BB&T CORPORATION (the “Company”), as sponsor of the BB&T Corporation Incentive Stock Option Plan (the “Plan”).

R E C I T A L S:

It is deemed advisable for the Company to amend the Plan to allow a Participant to designate a Beneficiary to exercise any Options granted to him under the Plan upon his death and to make certain other changes deemed necessary or desirable.

NOW, THEREFORE, it is declared, that the Plan shall be and hereby is amended, as follows:

1.    Effective as of the date hereof, delete paragraph 2a of the Plan and substitute therefor the following:

“a.    Beneficiary.    Any person (including a trust) who may, pursuant to a beneficiary designation form filed with the Committee or under an employee’s will or under the laws of descent and distribution, succeed to the employee’s right to exercise any Option by reason of the employee’s death.”

2.    Effective as of the date hereof, insert the following new material to the end of paragraph 12 of the Plan:

“Notwithstanding the foregoing, on a beneficiary designation form provided by the Committee, a Participant may designate a Beneficiary to exercise any Option granted to him under the Plan upon his death. The designation of a Beneficiary in accordance with this paragraph 12 shall not constitute a transfer.”

IN WITNESS WHEREOF, this Amendment has been executed by the Company as of the day and year first above written.

BB&T CORPORATION

By:	/s/ ROBERT E. GREENE
Senior Executive Vice President

Attest:

/s/ JERONE C. HERRING
Secretary

[Corporate Seal]

1999 DECLARATION OF AMENDMENT TO

BB&T CORPORATION

1995 OMNIBUS STOCK INCENTIVE PLAN

THIS DECLARATION OF AMENDMENT is made this 27th day of April, 1999, by BB&T CORPORATION (the “Corporation”) to the BB&T Corporation 1995 Omnibus Stock Incentive Plan (the “Plan”).

R E C I T A L S:

It is deemed advisable to amend the Plan in order to permit the transfer of nonqualified stock options granted under the Plan to the extent deemed advisable by the committee authorized to administer the Plan (the “Committee”) and in a manner otherwise consistent with certain federal securities laws, and to make certain related revisions to the Plan.

NOW, THEREFORE, IT IS DECLARED that, effective as of April 27, 1999, the Plan shall be amended by deleting Section 7.02 of the Plan in its entirety and inserting the following in lieu thereof:

“Nontransferability. Incentive stock options and SARs shall not be transferable except by will or the laws of descent and distribution. In the event of any such transfer of an incentive stock option, the Option and any corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Non-incentive stock options shall not be transferable other than by will or the laws of descent and distribution, except as may be permitted by the Committee in its sole discretion in a manner consistent with the registration provisions of the Securities Act of 1933, as amended. Except as may be permitted by the preceding sentence with respect to the transfer of non-incentive stock options, (i) during the lifetime of a Participant to whom an Option or SAR is granted, the Option or SAR may be exercised only by the Participant; and (ii) no right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant. Notwithstanding the foregoing, on a beneficiary designation form provided by the Committee, a Participant may designate a beneficiary to exercise any Option or SAR granted to him under the Plan upon his death. The designation of a beneficiary in accordance with procedures established by the Committee shall not constitute a transfer.”

IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of BB&T Corporation on the day and year first above written.

BB&T CORPORATION

By:	/s/ KELLY S. KING
President

Attest:

/s/ JERONE C. HERRING
Secretary [Corporate Seal]

2000 DECLARATION OF AMENDMENT TO

BB&T CORPORATION

1995 OMNIBUS STOCK OPTION PLAN

THIS DECLARATION OF AMENDMENT is made effective as of the 1st day of January, 2000, by BB&T CORPORATION (the “Corporation”) to the BB&T Corporation 1995 Omnibus Stock Incentive Plan, as amended and restated (the “Plan”).

RECITALS:

It is deemed advisable to amend the Plan in order to increase the maximum amount of awards that can be received by a participant under the Plan and to increase the aggregate number of shares of BB&T common stock that may be issued pursuant to awards under the Plan.

NOW, THEREFORE, IT IS DECLARED, that, effective as of the 22nd day of February, 2000, the Plan shall be amended as follows:

1.    By deleting Section 4.02 of the Plan in its entirety and inserting the following in lieu thereof:

“4.02. Grants.    The Committee will designate individuals to whom Restricted Stock, Performance Shares and Performance Units are to be awarded and to whom Options and SARs are to be granted and will specify the number of shares of BB&T Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. All Restricted Stock, Performance Share and Performance Unit awards, and all Option and SAR grants, under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt. Incentive stock options may be granted only to individuals who are employees of BB&T or a Subsidiary or are otherwise eligible to receive such awards under Section 422 of the Code, as such provision may be hereafter amended. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of BB&T and its Subsidiaries) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding $100,000. No Participant may be granted Options and SARs that are not related to an Option in any calendar year for more than 500,000 shares of BB&T Common Stock. In addition, in any calendar year, no Participant may receive shares of BB&T Common Stock pursuant to the grant of any awards made under the Plan for more than a total of 500,000 shares of BB&T Common Stock. (For purposes of the preceding two sentences an Option and related SAR shall be treated as a single award.) In addition, in any calendar year, no Participant may receive awards under the Plan payable in cash having an aggregate dollar value in excess of $2,000,000.”

2.    By deleting Section 5.02 of the Plan in its entirety and inserting the following in lieu thereof:

“5.02.    Maximum Number of Shares.    The maximum aggregate number of shares of BB&T Common Stock that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Stock and the settlement of the Performance Shares and Performance Units under this Plan is 29 million, subject to increases and adjustments as provided in this Article V and Article XI.”

3.    By deleting Section 5.04 of the Plan in its entirety and inserting the following in lieu thereof:

“5.04.    Incentive Stock Options.    Sections 5.02 and 5.03 to the contrary notwithstanding, the maximum aggregate number of shares of BB&T Common Stock that may be issued pursuant to the exercise of Options that are incentive stock options granted under this Plan is 29,000,000, subject to adjustment as provided in Article XI.”

IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of BB&T Corporation on the day and year first above written.

BB&T CORPORATION

By:	/s/ KELLY S. KING
President

Attest:

/s/ JERONE C. HERRING
Secretary

[Corporate Seal]

2003 DECLARATION OF AMENDMENT TO

BB&T CORPORATION

1995 OMNIBUS STOCK INCENTIVE PLAN

THIS DECLARATION OF AMENDMENT is made effective the 25th day of February, 2003, by BB&T CORPORATION (the “Corporation”) to the BB&T Corporation 1995 Omnibus Stock Incentive Plan, as amended (the “Plan”).

R E C I T A L S:

It is deemed advisable to amend the Plan in order to (1) increase the aggregate number of shares of BB&T common stock that may be issued pursuant to awards granted under the Plan; (2) increase the maximum number of shares of BB&T common stock that may be issued pursuant to incentive stock options granted under the Plan; and (3) provide that shareholder approval shall be required for any cancellation, regrant or other modification of an option which would result in a repricing of the option.

NOW, THEREFORE, IT IS DECLARED that, effective as of February 25, 2003, the Plan shall be amended as follows (subject to shareholder approval of the amendment of Section 5.02 and 5.04), with the remainder of the Plan being unchanged:

1.    By deleting Section 5.02 of the Plan in its entirety and inserting the following in lieu thereof:

“5.02.    Maximum Number of Shares.    The maximum aggregate number of shares of BB&T Common Stock that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Stock and the settlement of Performance Shares and Performance Units under this Plan is 38,000,000, subject to increases and adjustments as provided in this Article V and Article XI.”

2.    By deleting Section 5.04 of the Plan in its entirety and inserting the following in lieu thereof:

“5.04.    Incentive Stock Options.    Sections 5.02 and 5.03 to the contrary notwithstanding, the maximum aggregate number of shares of BB&T Common Stock that may be issued pursuant to the exercise of Options that are incentive stock options granted under this Plan is 38,000,000 subject to adjustment as provided in Article XI.”

3.    By adding the following provision as the third and final sentence of Article VI, with the remainder of Article VI being unchanged:

“Option Price.    Except for adjustments made pursuant to Article XI, the option price for any outstanding Option granted under the Plan may not be decreased after the date of grant, nor may any outstanding Option granted under the Plan be surrendered to the Corporation as consideration for the grant of a new Option with a lower exercise price than the original Option, without shareholder approval.”

IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of BB&T Corporation as of the day and year first above written.

BB&T CORPORATION

By:	/s/ KELLY S. KING
President

Attest:

/s/ JERONE C. HERRING
Secretary [Corporate Seal]

2

BB&T	VOTE BY INTERNET OR TELEPHONE 24 Hours a Day – 7 Days a Week Save your Company Money – It's Fast and Convenient

TELEPHONE		INTERNET		MAIL
1-888-457-2960		https://www.proxyvoting.com/bbt

• Use any touch-tone telephone • Have your proxy form in hand • Enter the control number located in the box below • Follow the simple recorded instructions	OR	• Go to the website address listed above • Have your proxy form in hand • Enter the control number located in the box below • Follow the simple instructions	OR	• Mark, sign and date the proxy card • Detach the proxy card below • Return the proxy card in the postage-paid envelope provided

CONTROL NUMBER FOR TELEPHONE AND INTERNET VOTING

CALL TOLL-FREE TO VOTE: 1-888-457-2960

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy card. Telephone and Internet voting facilities will close at 11:59 p.m. Eastern Daylight Time on April 21, 2003.

êPLEASE DETACH HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNETê

					Please mark your vote as indicated in this example		☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS

1. Proposal to elect six nominees as Directors of BB&T for three-year terms expiring in 2006. Nominees for three-year terms:

01 - Nelle Ratrie Chilton 02 - Paul S. Goldsmith 03 - L. Vincent Hackley	04 - Jane P. Helm 05 - James H. Maynard 06 - E. Rhone Sasser	FOR all nominees listed (except as marked to the contrary below) ☐	WITHHOLD authority to vote for all nominees ☐	2. Proposal to approve amendments to the BB&T Corporation 1995 Omnibus Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the following space.)				3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as BB&T’s auditors for 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned hereby ratifies and confirms all that said attorneys-in-fact, or either of them or their substitutes, may lawfully do or cause to be done hereof, and acknowledges receipt of the notice of the BB&T Meeting and the Proxy Statement accompanying it.  Dated this              day of                         , 2003.

                                                                                                              (SEAL)

                                                                                                              (SEAL)

Please insert date of signing. Sign exactly as name appears at left. Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.

(YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)

êPLEASE DETACH HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNETê

PROXY	PROXY

BB&T CORPORATION

ANNUAL MEETING APRIL 22, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

BB&T CORPORATION

The undersigned shareholder of BB&T Corporation, a North Carolina corporation (“BB&T”), appoints John A. Allison IV and Jerone C. Herring, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of BB&T which the undersigned is entitled to vote at the annual meeting of shareholders of BB&T to be held at the Galt House Hotel, Fourth Street at River, Louisville, Kentucky, on April 22, 2003, at 10:30 a.m. local time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED. IF NO INSTRUCTION TO THE CONTRARY IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTOR DESCRIBED HEREIN AND “FOR” PROPOSALS 2 AND 3 ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

(Continued on reverse side)